OMB APPROVAL
                                                         OMB Number:   3235-0418
                                                   Expires:    February 28, 2000
                                                       Estimated  average burden
                                                        hours per response138.00
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C, 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

               INTERCONTINENTAL  CAPITAL &  INVESTMENT  FUND  INC.
             (Exact name of registrant as specified in its charter)

                 TEXAS                                 6159
    (State or other jurisdiction         (Primary Standard Industrial
   of incorporation or organization)      Classification Code Number)


                                   75-2784245
                        ( Employer Identification Number)

              P. O., BOX 15155, FORT  WORTH, TX 76119 (817) 534-7305
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices

                            BONIFACE SULEMAN ODIODIO
              P. O., BOX 15155, FORT  WORTH, TX 76119 (817) 534-7305
 (Name, address, including zip code, tend telephone number, including area code, of agent for service)

                                 JUNE 1ST  1999
        ________________________________________________________________
        (Approximate date of commencement of proposed sale to the public)

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, Please check the following box and list the Securities Act registration statement number of the earlier effective
registration  statement  for  the  same  offering  [   ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, Please check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for  the  same  offering  [   ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, Please check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for  the  same  offering  [   ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box [ ]

                           CALCULATION OF REGISTRATION FEE
                           CALCULATION OF REGISTRATION FEE


Title of Each Class        Amount    Offering   Proposed Maximum
of Securities to           to be       Price        Aggregate          Amount of
be Registered            Registered  Per Unit    Offering Price    Registration Fee
Corporate Bond Series 1       5,000  $1,000.00  $    5,000,000.00  $        1,475.00

                 INTERCONTINENTAL CAPITAL & INVESTMENT FUND INC.
                 -----------------------------------------------
                                  $5,000,000.00
                                  -------------
                        5000 UNITS AT $1,000.00 PER UNIT
                        --------------------------------
             CORPORATE BOND SERIES 1, FLOATING RATE NOTES  1999-2024
             -------------------------------------------------------



THIS SECURITIES OFFERING has been registered with the SECURITIES AND EXCHANGE COMMISSION (SEC) of the United States of America in compliance with rules and regulation of the SECURITIES AND EXCHANGE COMMISSION (SEC) and its amendments and regulations. Accordingly, the Company may be obligated to provide additional information, which information will be available for public examination at the offices of the SECURITIES AND EXCHANGE COMMISSION (SEC). This offering may at some future date be registered in other jurisdictions but, as of the date of this prospectus, it has only been registered in United
States  only  .

Registration of this securities offering does not imply that it has been approved or disapproved by the SECURITIES AND EXCHANGE COMMISSION or any of its agencies or any state Securities Commission . Bond purchasers must rely on the information contained in this prospectus and on file with the SECURITIES AND EXCHANGE COMMISSION, as well as any independent review undertaken by said purchasers. Any representation to the contrary is a criminal offense.

These prospectus is not an offer to sell the securities and it is not soliciting an offer to buy the securities in any state where offer or sales are not permitted and are not offered for sale to any purchaser if such offer or sale would be unlawful or would violate any securities laws or regulations

These securities are offered hereby to the public for cash only, the offering price has been arbitrarily established by the company and has no relation to the company's book value or any other recognized criteria of value. See "RISK
                                                                           -----
FACTOR"  PAGE  4
----------------

These Securities are offered on a "best efforts 32.5% minimum basis by the company at 4.5% commission to the Sponsor and the Company has agreed to indemnify the Sponsor against certain liabilities, including liabilities under the Securities Act of 1933, as amended ( the "Act) see "The Sponsor" page 12 this prospectus and " Plan of distributions" page 11 of this prospectus

      THESE SECURITIES INVOLVE  A  DEGREE OF RISK AND SHOULD BE CONSIDERED
              ONLY BY  PERSONS WHO CAN AFFORD TO HOLD THE SECURITIES
             OVER THE DURATION OF THE SECURITIES SEE "RISK FACTORS"
                                                     --------------




                  [ Date of this prospectus is MAY 1ST 1999  ]

PART  I  REQUIRED  IN  PROSPECTUS

                                                 TABLE OF CONTENTS

OFFERING SUMMARY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            4
RISK FACTORS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            4
USE OF PROCEEDS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            9
DETERMINATION OF OFFERING PRICE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           11
DILUTION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           11
SELLING SECURITY HOLDERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           11
PLAN OF DISTRIBUTION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           11
LEGAL PROCEEDINGS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           12
DIRECTORS, EXECUTIVES OFFICERS, PROMOTER AND CONTROL PERSON . . . . . . . . . . . . . . . . . . . . .           12
SECURITY OWNERSHIP OF CERTAIN  BENEFICIAL OWNER AND  MANAGEMENT . . . . . . . . . . . . . . . . . . .           12
DESCRIPTION OF SECURITIES 13
AGENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           15
INTEREST OF NAME EXPERTS AND COUNSEL. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           15
DISCLOSURE OF COMMISSION POSITION OF
INDEMNIFICATION  FOR SECURITIES ACT LIABILITIES . . . . . . . . . . . . . . . . . . . . . . . . . . .           15
ORGANIZATION WITHIN LAST FIVE YEARS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           15
DESCRIPTION OF BUSINESS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           15
MANAGEMENT'S DISCUSSION AND ANALYSIS  OR PLAN OF OPERATIONS . . . . . . . . . . . . . . . . . . . . .           16
DESCRIPTION OF PROPERTY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           16
CERTAIN RELATIONSHIP AND RELATED TRANSACTION. . . . . . . . . . . . . . . . . . . . . . . . . . . . .           17
MARKET FOR SECURITIES AND RELATED SECURITIES MATTER . . . . . . . . . . . . . . . . . . . . . . . . .           17
EXECUTIVE COMPENSATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           17
FINANCIAL STATEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           18
CHANGES IN FINANCIAL DISCLOSURE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           22
AUDITOR'S REPORT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           23
SUPPLEMENTAL EXHIBITS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           24
SUBSCRIPTION AGREEMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           25
PART II  - INFORMATION NOT REQUIRED IN PROSPECTUS
Indemnification of Directors. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           30
Other Expenses Inssuance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           30
Exhibites . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           31
EXHIBIT 1.   Underwriting  Agreement     see Exhibit D. . . . . . . . . . . . . . . . . . . . . . . .           32
EXHIBIT 2.   Plan of acquisition, reorganization, arrangement, liquidation or  succession . . . . . .           32
EXHIBIT 3.   Instrument defining  the rights of  security holders . . . . . . . . . . . . . . . . . .           33
EXHIBIT 4.   Opinion re legality. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           35
EXHIBIT 5.   Opinion re tax matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           36
EXHIBIT 6.   Material Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           37
EXHIBIT 7.   Consent of  experts  and   counsel . . . . . . . . . . . . . . . . . . . . . . . . . . .           37
EXHIBIT 8.   Power of  attorney . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           37
EXHIBIT 9.   Statement of  eligibility of  trustee. . . . . . . . . . . . . . . . . . . . . . . . . .           37
EXHIBIT 10. Invitation  for  competitive  bids. . . . . . . . . . . . . . . . . . . . . . . . . . . .           37
OTHER ADDITIONAL EXHIBIT
EXHIBIT A  Articles of Incorporation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           38
EXHIBIT B  Other Financial Data  and projections. . . . . . . . . . . . . . . . . . . . . . . . . . .  40-i,ii,iii
EXHIBIT C  Other General information. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           41
EXHIBIT D  Resolution to appoint Distributing / Placing   and Management Agent  and acceptance letter           42
EXHIBIT E  Directors meeting to issue the Corporate Bond Series 1 Floating Rate 1999 - 2024 . . . . .           44
APPENDIX A Indenture Agreement and  accompanying documents. . . . . . . . . . . . . . . . . . . . . .           47

SPECIAL NOTE :  THE  TERM  " THE COMPANY" OR  "THE ISSUER" ARE ONE AND THE SAME.

                                OFFERING SUMMARY

THE  COMPANY  (THE  ISSUER)
The Company Intercontinental Capital & Investment Fund Inc. , is incorporated under the laws of the State of Texas by Secretary of State on September 29th, 1998 with Charter Number 01507389-00 filed with the Texas Secretary of State office in Austin, Texas, USA. The Company's address is P. O. BOX 15155, Fort Worth, Texas 76119 United States of America

A) The only activity of the Company is that of obtaining funds through the issuance and sale of securities by private and/or public sale and to grant loans to participating companies from the proceeds.

B) The Company has plans at this time for other acquisition of funds and intends to administer its loans and equity interests once all the bonds are sold.

C) The Company currently has two (2) full-time employees working day shifts from Monday to Friday. The Company, however, maintains a relationship with other companies who provide marketing consultation and information, but are not part of the permanent or temporary staff of the Company.

D) The Company's legal address is P. O. BOX 15155 in Fort Worth, 76119 Texas United States ; however, it maintains a working relationship with companies established in Europe, Asia , Australia and South America .

E) The Company is not presently a subsidiary of any other company, but it has issue all or part of its Common Shares to the Sponsor or their assigns, depending upon the success of the sale of its Corporate Bonds. In addition, the Company plans to issue shares of its non-voting Preferred Stock to the Qualified Borrowers as part of the loan agreement. See "The Borrower's Qualifications".

THE  OFFERING
Corporate Bonds to the order of Bearer in the amount of Five Million US Dollars (US$5,000.000.00) with a maturity date of 25 years, as of MAY 15th, 1999 to and including APRIL 15th, 2024. to be offered for sale. The characteristics and denominations of the bonds are as follows:

1. Five thousand (5,000) bonds of One Thousand Dollars (US$1,000.00) each, payable at a floating interest rate of 1.5% per annum over the 25 year U.S. Treasury OFFER RATES) for dollar ($) deposits, such rate to be fixed on the first Friday of January of each year. The minimum interest rate, however,
                    -------
shall  be  six  and  three-quarter  percent  (6.75%)  per  annum.

2. A special Sinking fund will guarantee payment of PRINCIPAL AND INTEREST of these bonds at maturity; the Sinking Fund shall be created by the purchase of "U.S. Treasury "Strips" ( bonds issued by the United States Treasury from which the interest stream has been severed). Payments of interest will also be guaranteed by the deposit of secured promissory notes bearing an aggregate principal value of US$5,000,000.00 with interest payable thereon. Interest payments thereon will collected by the custodial agent and will be utilized to pay interest on the bonds.
                                  RISKS FACTORS

1. Arbitrary Offering Risk: The offering price of the units and its allocation among the unit components have been determined by the Company based on the loan amount seeking by the borrower and bears no relationship to assets, book value, net worth, earnings, actual results of operations or any other established investment criteria. Among the factors considered in determining such offering price were the Company's current financial condition, its cash requirements, The general condition of the securities market, and an evaluation of the prospects for the Company's growth and future acquisitions. The offering price set forth on the cover page of this memorandum should not, therefore, be considered an indication of the actual value of the Company's securities (See "PLAN OF DISTRIBUTION" ) AND ("USE OF PROCEED")

2. Best Efforts Offers: This offering is being made on a "best efforts" basis. No commitment exists to purchase all or any part of the units being offered hereby; rather, The Company along with certain selected dealers, will agree to use their best efforts to offer the units to investors meeting certain investment criteria.

3. Reliance Upon Officers and Directors: The Company is wholly dependent upon the Company's personal efforts and abilities of its officers and directors. The loss of or unavailability to the Company of the services of its officers and directors would have a materially adverse effect on the Company's business prospects and potential earning capacity. The Company does not currently carry any insurance to compensate for any such loss; however it intends to obtain such insurance in the future.

4. Financial Burden on Investors: A substantial amount of the financial risk of the Company's business activities will be borne by the investors who purchase units, while management and principal shareholders stand to realize benefits from significant stock ownership. (See "USE OF PROCEEDS" and "CONFLICTS OF INTEREST).

5. Dependence on Key Personnel: The success of the Company is dependent on the efforts and abilities to its officers and directors. The ability of the Company to attract and retain qualified operational and management personnel is critical to the operations of the Company. To date, the Company has been able to attract and retain the expertise it needs, however, there can be no assurance that the Company will be able to do so in the future. If the Company was unable to employ the required expertise needed, then its business would be materially and adversely affected.

6. Government Regulation: The Company will be subject to applicable provisions of federal and state securities laws and to regulations specifically governing each respective issue. Although the Company will make every effort to comply with applicable regulations, it can provide no assurance of its ability to do so, nor can it predict the effect of these regulations on its proposed activities.

7. Determination of Offering Price: The offering price of the bond in this placement has been determined arbitrarily by the Company and its advisors and is not necessarily related to the Company's asset value, net worth or other established criteria of value.

8. Future Capital Needs / Possible Need For Additional Capital : The Company may require substantial capital in addition to the proceeds of this offering which may result in additional dilution to the Company's shareholders. The Company has no commitments to obtain such capital at this time and there can be no assurance that such capital will be available when needed or, if available, that the terms for obtaining such funds will be favorable to the Company. The inability of the Company to raise such funds may delay or prevent the Company from making additional loan .

9. Discretion in Application of Proceeds: In order to accommodate changing circumstances, the Company's management may reallocate the proceeds of this offering among the purposes specified in the section of this prospectus captioned "Use of Proceeds." In addition, a substantial portion of the proceeds of this offering will be applied to sinking fund, loans and working capital of the Company. Accordingly, the Company's management will have broad discretion in the application of the proceeds of this offering. (See "USE OF PROCEEDS.")

CONFLICTS  OF  INTEREST  RISK:

1. Dealings with The Company: The Company's current officers hold all of the seats on the Company's board of directors (The Company "Board"). Consequently, they will be in a position to control their own compensation and to approve affiliated transactions, if any. Although The Company's principals intend to act fairly and in full compliance with their fiduciary obligations, there can be no assurance that the Company will not, as a result of the conflicts of interest described above, possibly enter into arrangements under terms less favorable than it could have obtained had it been dealing with unrelated persons.

RISK  FACTORS  RELATING  TO  THE  COMPANY:

1. No Operating History. The Company was recently organized and has no operations, revenues from operations or assets other than cash from the initial sale of shares of common stock to officers, directors and other persons. The Report of The Independent Certified Public Accountants on the Company
financial  statements  of  the  Company   appearing  herein  contains  a
qualification with respect to the Company's ability to continue in existence. The Company faces all of the risks inherent in a new business and no assurance can be given that the Company's plans will prove successful. The purchase of the units offered hereby must be regarded as the placing of funds at risk in a new or "startup" venture with all of the expenses and difficulties to which such ventures are subject. See "USE OF PROCEEDS" and "THE BOND "

2. Limited Funds Available for Operations; Even after completion of this offering, the Company's capital will be only sufficient to conduct more than very limited operations. Management of the Company believes that the net proceeds of this offering will be sufficient to implement the Company's plan of operation. However, the Company's capitalization may be such that, even following completion of this offering, management may be able to implement the Company's plan of operation.

3. Additional Financing May Be Required The ultimate success of the Company may depend upon its ability to raise additional capital or, depending on the terms of any potential business combination agreement, to have parties involved in such combination bear a portion of the required costs to further develop or exploit any business opportunity which the Company lends to. There is no assurance that funds will be available from any such source, and if not available, it will be necessary for the Company to limit its operations to those that can be financed from the proceeds of this offering. See "USE OF PROCEEDS" and " THE DETAIL DESCRIPTION OF THE RIGHT AND OBLIGATION OF BONDHOLDERS".

4. Lack of Opportunity for Investors to Evaluate Borrower: The net proceeds from this offering are allocated only to purpose categories. A significant portion of the proceeds from this offering is expected to be used as loans to business opportunity which will be selected by management. The management of the Company generally will have unlimited discretion to search for and acquire a business opportunity, and bondholders of the Company normally will not be given the opportunity to review, evaluate or vote on the loans or business opportunity before the consummating such an opportunity. No agreements or preliminary understandings have been reached for any specific loans. In as much as the investors in this offering will be entrusting their funds to management of the Company with no view as to the ability of the borrower or specific purposes to which such funds will be allocated, this offering is the type of offering that is sometimes referred to as a "Blank Check" The proceed from the offering may remain uninvested or uncommitted for some period of time following the close of the offering because of the inability of management of the Company to find a suitable opportunity for lending. See "DESCRIPTION OF BUSINESS" and "USE OF PROCEEDS" and " ADDITIONAL INFORMATION FOR BOND OFFER"

5. Scarcity of and Competition for Credit Worthy Prospects: . The Company is and will continue to be an insignificant participant in the business of lending to businesses. A large number of established and well-financed entities, including venture capital firms, are active in acquisitions of businesses which may be desirable acquisition candidates for the Company. Nearly all of such entities have significantly greater financial resources, technical expertise and managerial capabilities than the Company and, consequently, the Company will be at a competitive disadvantage in identifying possible acquisition candidates
and  successfully  completing  a  proposed  acquisition.    Moreover,  the
Company will also compete with numerous other small public companies which, like the Company, have completed public offerings for the purpose of engaging in business lending. See "DESCRIPTION OF BUSINESS" and "USE OF PROCEEDS" and " ADDITIONAL INFORMATION FOR BOND OFFER"

6. Agreement for Financing of a Business. The Company was recently formed for the purpose of lending and investing in business opportunity believed by management to hold potential for profit. However, the Company has no arrangement, agreement or understanding relating to the financing, but there can be no assurance the Company will be successful in identifying and evaluating a suitable loan candidate for repayment of funds. Management has identified some particular industry or specific business within an
industry  for  evaluation  by  the  Company  as  borrower.   See  "  Borrower's
Qualifications"  .

7.      Limited  Experience  of  Management:.    The  Company 's management  has
limited experience in lending and business opportunities. Therefore, the Company will be dependent upon the general business acumen and expertise of such persons and the applicability of their backgrounds to any business opportunity acquired by the Company. Management of the Company may obtain independent outside professionals to evaluate and appraise the borrower and markets for and to render evaluations and feasibility studies relating to potential business financing.

8. Limited Participation of Management: Each of the officers and directors of the Company has full-time employment outside of the Company and will be available to participate in management decisions only on a part-time or as-needed basis. Mr. Boniface Suleman Odiodio and Mr. David M. Swanner, Jr. will devote approximately 80 hours each per month. The amount of time which the officers and directors of the Company are able to devote to business may be inadequate to properly attend to business. In addition, in the event of competing demands for their time, it should be anticipated that the officers and directors will grant priority to their full-time positions rather than to
the  Company.   See  "MANAGEMENT".

9. Possible Change in Control and Management: . An acquisition involving the issuance of the Company's common stock may result in shareholders of the acquired business obtaining a controlling interest in the Company. Any such acquisition may require management of the Company to sell or transfer all or a portion of the Company's common stock held by them. While the members of management intend to retain their shares in the Company, any potential business combination agreement may require management to sell all or a portion of its shares as part of the combination. The price at which members of management would sell their shares would be negotiated between the parties. Members of management would consider selling their shares if it was required by the target as a condition of the business combination. However, management does not intend to require that its shares be purchased at a premium, and accordingly, will continue to be mindful of its fiduciary obligation to other shareholders or bondholder in negotiating a purchase price, if such purchase is required by the target as part of the combination. Any resulting change in control of the Company from either the issuance of additional shares or the purchase by the target of management's stock most likely will result in removal of the present officers and directors of the Company. No assurance can be given as to the experience or qualification of such new management in the operation of the activities of the Company or in the operation of the business acquired. Moreover, the issuance of such common stock of the Company would result in substantial dilution to present and prospective shareholders of the Company.

10 Conflicts of Interest: The current officers and directors of the Company are all associated with other firms involved in a range of business activities. Because of these affiliations and because these individuals will devote only a small amount of time to the affairs of the Company, there are potential inherent conflicts of interest in their acting as officers and directors of the Company.

11. Impracticability of Exhaustive Investigation: . The Company's limited funds and the Company lack of full-time management will likely make it impracticable to conduct a complete and exhaustive investigation and analysis of a business opportunity before the Company commits its capital or other resources thereto. Therefore, management decisions will likely be made without detailed feasibility studies, independent analysis, market survey and the Company like which, if the Company had more funds available to it, would be desirable. The Company will be particularly dependent in making decisions upon information provided by the Company promoter, owner, sponsor or others associated with the business opportunity the Company is seeking to acquire.

12. Possible Reliance on Unaudited Financial Statements: During this investigatory stage, the Company generally will require audited financial statements from prospective businesses. However, no assurance can be given that audited financial will be available to the Company. In such cases where audited financial are unavailable, the Company will have to rely on Unaudited information received from management of a business which has not been independently verified by outside auditors. If management is forced to rely on Unaudited information during the preliminary stages, it will also seek to determine if such information can be audited.

13. Leveraged Transaction. There is a possibility that an acquisition of a business opportunity by the Company may be leveraged, i.e., the Company may finance the loans of the business opportunity by borrowing on the assets of the business opportunity to be financed , and perhaps on the projected future revenues or profitability of the business opportunity. This practice could increase the Company's exposure to larger losses. A business opportunity acquired through a leveraged transaction will be profitable only if it generates enough revenues to cover the related debt and expenses. Failure to make payments on the debt incurred to finance the business opportunity could result in the loss of a portion or all of the assets financed from proceed . There can be no assurance that any business opportunity financed through a leveraged transaction will generate sufficient revenues to cover the related debt and expenses.

14 Escrow of Proceeds: Proceeds from the sale of securities in this offering will be placed in escrow during the term of this offering (180 days from the date of this prospectus, which may be extended an additional 180 days by mutual agreement of the Company and the Sponsor). Subscribers will not be entitled to the return of their funds during the escrow period. Accordingly, subscribers may lose the use of their funds for up to 360 days. If subscriptions for at least 32.5% units are not received by the end of The 360-day period, the escrowed funds will be refunded promptly to subscribers without deductions for commissions or expenses, and without interest thereon.

15. No Assurance of Public Market: There is presently no market for the Company's units, common stock or any securities and there can be no assurance that a market will develop or that purchasers will be able to resell their units, at the public offering price or without delay.

16. No one is obligated to create or make a market in the Company's units and or any securities of the company upon completion of the offering. Should a market for the Company's units or securities develop, there is no assurance that such a market will continue. In addition, due to the price of the Company units, many securities brokerage firms may not effect transactions in the Company units and banks may not accept them as collateral for loans.

17. No Dividends: The Company has paid no dividends on its common stock since incorporation, and at the present time, does not anticipate paying any dividends in the foreseeable future. If the Company's future operations are profitable of which there can be no assurance, any income received therefrom would probably be applied to the Company's operations. Any decision whether to pay dividends on the common stock will depend upon the earnings, if any, of the Company at that time, its financial requirements and other factors. Investors who anticipate the earning for immediate income from their investments should refrain from purchasing the Company units offered hereby. See " SPECIAL SINKING FUND"

18. Public Will Bear Risk of Loss: The capital required by the Company to commence operations and carry on its business is being sought principally from the proceeds of this offering. Therefore, public investors will bear most of the risk of the Company 's operations until such time as it attains profitable operations, if ever.

19. Future Dilution: The Company units offered hereby contain no Warrants to purchase additional units of securities and investors will not suffer dilution of their interest in the Company unless the company issue additional bonds which may add additional burden on the company's resources. see " ADDITIONAL INFORMATION FOR BOND OFFER" and "DESCRIPTION OF SECURITIES"

20. Limited Experience of Sponsor : The Sponsor has been in business as a financial service company since April 1985. It has completed two underwritings and has participated in fourteen underwritings of securities. The Sponsor is not committed to purchase and sell any units; rather, its obligation  is  to  use  its  "best  efforts"  to  sell
the Company units as agent for the Company. There is no assurance that the Sponsor will place all or any of the units, or that the Sponsor will or can make a market in the units or securities comprising the units if the offering is successfully completed.

21. Continued Control:. Even if all 5,000 Units of bond offered hereby are sold, the present officers, directors and shareholders of the Company will own 80.00001% of the outstanding shares of the Company's common stock without giving any effect to the possible exercise of the investor's rights, and, thus, for all practical purposes, should may be able to continue to elect the Company's board of directors and to control the Company. In addition, the Company current shareholders may purchase additional shares and accordingly, may control an even greater percentage of the Company's common stock.
             .
FOR  ALL  OF  THE  AFORESAID  REASONS,  AND  OTHERS,  INCLUDING THOSE  SET FORTH
HEREIN,  ABOVE,   THESE  SECURITIES  INVOLVE  A  DEGREE  OF  RISK.  ANY  PERSON
CONSIDERING AN INVESTMENT IN THE SECURITIES OFFERED IS HEREBY ADVISED TO BE AWARE OF THESE AND OTHER FACTORS SET FORTH IN THIS MEMORANDUM. THESE SECURITIES SHOULD ONLY BE PURCHASED BY PERSONS WHO CAN AFFORD A LONG TERM WAIT FOR THE RETURN OF THEIR INVESTMENT IN THE COMPANY AND HAVE NO IMMEDIATE NEED FOR A
RETURN  ON  THEIR  INVESTMENT.  SEE  "SINKING  FUND"

                                 USE OF PROCEEDS

Use of proceeds and priorities shall be to fund expansion, acquisition development and construction loans to the Borrowers meeting the qualification more fully described in the "qualifications of borrowers" paragraph below. The funding allocation shall be as follows:

    NUMBER OF   PRICE TO                 BROKER COMMISSION    NET FUNDS
      BOND      PUBLIC            %      AMOUNT ($)           TO COMPANY

Each        1   US$1,000.00       4.5%   US$35.00             US$965.00
Total    5000   US$5,000,000.00   4.5%   US$225,000.00        S$4,775,000.00

DETAILED  DESCRIPTION  OF  UTILIZATION  OF  PROCEEDS FROM THE SALE OF SECURITIES
--------------------------------------------------------------------------------

                                          AMOUNT      PERCENT %
Gross Proceed . . . . . . . . . . . .  $5,000,000.00    100.00%
Fees and Commissions. . . . . . . . .  $  225,000.00      4.50%
Insurance Guaranty. . . . . . . . . .  $  250,000.00      5.00%
Sinking Fund I (Principal Protection)  $  925,000.00     18.50%
Sinking Fund II (Interest Protection.  $1,100,000.00     22.00%
Net to The Company. . . . . . . . . .  $2,500,000.00     50.00%

FEES  AND  COMMISSIONS
The offering fee and placement commission paid to sponsors, broker, dealers and all professional in the connection with the sales and marketing of these securities.

INSURANCE  GUARANTY
The Insurance Guaranty is to guaranty the annual interest payment on the Bond in case of non payment by the borrowers, it shall be created by the Purchase of performance bond form an A or better rated insurance company.

THE  SINKING  FUND  I
The Sinking Fund I is to guarantee and pay off the Principal of this Bond at maturity in 25 years at face value. The sinking fund shall be created by the purchase of U.S. Government Treasury Strips bond issued by the United States which at maturity will equal the face value of these securities. See DESCRIPTION OF SECURITIES

THE  SINKING  FUND  II
The Sinking Fund II is to guarantee and pay off any accrued interest of this Bond at maturity in 25 years at face value. The sinking fund shall be created by the purchase of U.S. Government Treasury Strips bond issued by the United States which at maturity will equal the face value of the interest due Bond holders See DESCRIPTION OF SECURITIES

THE  BORROWER'S  QUALIFICATION
Proceed  from  the  sales  of the bond will be loaned by the Company   from time
to  time  to  eligible  borrowers.   Meeting  the  following  profile

Profile  of  the  Borrower
To be eligible for financing under our bond program a project must meet certain minimum requirements. we are not restricted to any particular type of project, business, industry or geographic area and funds are intended for business  needing  capital  of  $250,000.00  and  Up

In  general  a  project  or  borrower  must:
1.   Must  be  a  sound  viable  project  or  business
2. Must be a business, sole proprietorship, partnership or corporation with ability to contact and in good  standing  with  state  or  government  of  jurisdiction  .
3.   Must  be  a  going  concern
4.   Must  be  able  to  meet  interest  payment  requirement
5.   Capital  need  must  be  for  expansion  and  or  trade  finance
6. Must have sufficient collateral consisting of land, building equipment and securities
7.   Must meet  the applicable requirement of any bank  or financial institution
     credit  requirement   for  a  loan
8.   Must  be  credit  worthy  borrower
9.   Funds  must  be  principally  used  for  business  or  projects
10.  Must  meet  one  of  this  types  of  loan  request:
     i    Acquisition  Capital
     ii   Expansion  Capital
     iii  Viable  project  capital
     iii  Trade  Finance
     iv   Export  &  Import  Finance

11.  Participant  in  the  funding  program  can  proceed  as  follows:
     i.   Submit  an  application  provided  by  the  Company  with  $300.00 application  fee
     ii. Submit a complete business / project plan with financial statement and resume
     iii  Once  approved  an  underwriting  /loan  agreement  is  issued
     iv.  Once  the  loan  agreement  is  signed  a  closing  date   is  set

12.  The  General  loan  terms  are:
     i    Loan  amount:   $250,000.00  min.
     ii   Term:  up  to  25  years
     iii  Interest:   8.75%  subject  to  change
     iv.  Industry  or  business  preference:  None
     v.   Geographic  preference:  None
     vi.  15%  to  25%  equity  in  borrower's  company  or  profit

                         DETERMINATION OF OFFERING PRICE

DETERMINATION  OF  OFFERING  PRICE.

The offering price of the Units and its allocation among the Unit components have been arbitrarily determined by the Company and bear no relation to assets, book value, net worth, earning, actual results of operation or any other established investment criteria. Among the factors considered in
determining  such  offering  price  were  the  Company's  current   financial
condition, its cash requirement, the general condition of the securities market and an evaluation of the prospects for the Company's growth. The offering price set forth on the cover page of this memorandum should not therefore be considered an indication of the actual value of the Company's securities

                                    DILUTION
DILUTION.
As of the date of this prospectus the Company do not have any Securities in the market nor any liabilities that will dilute the value of this corporate Bond. The Company intend in the future to issue additional securities and notes and this additional securities will not have any relations to this securities to cause a dilution in value.

                            SELLING SECURITY HOLDERS
SELLING  SECURITY  HOLDERS.
The securities are not offered for the account of any security holder and or management. The Securities are offer for cash or their equivalent to the general public.

CASH  SALES
All purchase of bonds shall be payable in US dollars or their equivalent, by cash, certified or cashier's checks or electronic transmission.

                              PLAN OF DISTRIBUTION
PLAN  OF  DISTRIBUTION.
1. The Company a company Formed under the laws of the State of Texas and duly registered and is the Distributor of this offering and shall be responsible for the distribution of bonds to be sold under this public offering and shall have the right to appoint Distributors in its sole discretion

2.  The Company and the sponsor, the aforementioned company, whose legal address
is  in  Fort  Worth,  Texas,    shall  provide  the distributors for the sale of
bonds.

3. The Company is responsible for conducting a sales campaign of this securities offered by the Company through different means and resources.

A)  COMMISSION  AND  DISCOUNTS
The distributor and any agent of the distributor , either jointly with its outside distributors or individually, shall collect a 4.5% commission on each bond sold.

B)  DISTRIBUTION
To facilitate the distribution of the bonds, there will be paid advertisements published in various International means of publicity, primarily in the United States, Europe, South America, Asia and Africa. Also, it is anticipated that the bonds will be sold through selected members of the ASSOCIATION OF
                                                                 ---------------
INTERNATIONAL  BOND  DEALERS.
-----------------------------

C)  CASH  SALES
All purchase of bonds shall be payable in US dollars or their equivalent, by cash, certified or cashier's checks or electronic transmission .

                                LEGAL PROCEEDINGS
LITIGATION
The Company does not presently have any pending litigation, and it is not a party to any litigation, inside or outside the jurisdiction of the United States of America.

           DIRECTORS, EXECUTIVES OFFICERS, PROMOTER AND CONTROL PERSON

MANAGEMENT  ,  AND  EXPERIENCE
------------------------------
The officers are professionals in the fields of accounting, finance, management and the legal profession. They are appointed for the convenience of the Company and may be replaced after completion of the offering.

The Company's Executives officers are as follows: Boniface Suleman Odiodio and David M. Swanner, Jr, . Mr. Boniface Suleman Odiodio holds the position of President and Chairman of the Board of Directors. He was employed from 1986 to 1998 as a General Partner and Chief Financial Officer for Executive Business Service, a financial service company.

Mr. David M. Swanner, Jr. holds the position of Vice President and Secretary of the Board of Directors. He was employed from 1986 to 1998 as a General Partner and Marketing Manger for Executive Business Services. a financial service company.

THE  SPONSOR
------------
The  Sponsor  of  the  Company  is  Executive  Business  Services  ,  which  was organized under the laws of state of Texas on April 16th, 1987, as Its original business activity was Accounting, asset management, financing and discounting import and export activity. The Activities varied from commercial and trade financing to arbitraging of bonds and other obligations of governments and their institutions. During the later part of 1990's, placement of corporate securities became an important part of the business and under present management, has become one of its principal activity.

A) The relationship of the Sponsor to the Company notwithstanding, Executive Business Services as the Sponsor, shall be primarily responsible for sales of the bonds in various markets on behalf of the company

B) At the present, the Company does not own shares of any other company; however, upon the success of the sale of its Corporate Bonds, it will obtain a 15% to 25% ownership interest in or a negotiated percentage of the net profits of the companies to which it is making the loans.

           SECURITY OWNERSHIP OF CERTAIN  BENEFICIAL OWNER AND  MANAGEMENT


Title of Class  Name and Address                              Amount       Percent
Common Stock .  Executive Business Service                    200,000,000        40%
                P. O., Box 15155, Fort Worth, TX 76119

Common Stock .  Upperace Enterprise, Inc.                     200,000,000        40%
                1B Lippo Leighton Centre, 103 Leighton Rd
                Causeway Bay, Hong Kong

Common Stock .  Hobert T Douglas, Attorney                          5,000    .00001%
                2529 E.  Lancaster Ave.,  Ft Worth, TX 76103

TOTAL                                                         400,005,000  80.00001%

                            DESCRIPTION OF SECURITIES
THE  BONDS:

Corporate  Bonds  to  the  order  of  Bearer  in the amount of  Five  Million US
--------------------------------------------------------------------------------
Dollars  (US$5,000.000.00)  with a maturity date of 25 years, as of   MAY  15th,
--------------------------------------------------------------------------------
1999  to  and  including  APRIL   15th,  2024.  to  be  offered  for  sale.  The
---------------------------------------------------------------------------
characteristics  and  denominations  of  the  bonds  are  as  follows:

1. Five thousand (5,000) bonds of One Thousand Dollars (US$1,000.00) each, payable at a floating interest rate of 1.5% per annum over the 25 year U.S. Treasury OFFER RATES) for dollar ($) deposits, such rate to be fixed on the first Friday of January of each year. The minimum interest rate, however,
                    -------
shall  be  six  and  three-quarter  percent  (6.75%)  per  annum.

2. A special Sinking fund will guarantee payment of PRINCIPAL AND INTEREST of these bonds at maturity; the Sinking Fund shall be created by the purchase of "U.S. Treasury "Strips" ( bonds issued by the United States Treasury from which the interest stream has been severed). Payments of interest will also be guaranteed by the deposit of secured promissory notes bearing an aggregate principal value of US$5,000,000.00 with interest payable thereon. Interest payments thereon will collected by the custodial agent and will be utilized to pay interest on the bonds.

ADDITIONAL  INFORMATION  FOR  BOND  OFFER

A) The offer shall consist of the issuance and sale of bonds with a nominal value of US$1,000.00 and which shall earn interest at the annual rate of 1.5% over the 300-month U.S. Treasury floating rate for $ deposits, for a 25 year term. Said payments are to be made on an annual (12 month) basis in arrears. The minimum interest rate, however, shall be six and three-quarters percent (6.75%) per annum, interest shall be due and payable on the 15th of April of each year.

B) The offer shall be on a "best effort basis". The "first closing" will take place after a minimum of Thirty-Two and One-Half Percent (32.5%) of the issue, or One Million Six Hundred and Twenty Five Thousand Dollars (US$1,625,000.00), of bonds have been sold.

C) To date, there is no procedure to change or modify the rights of bondholders, nor is one contemplated in the long run.

D) To date, the Company has not declared or paid dividends. A future dividend policy will be contingent on the sales of bonds through the securities offering. Should dividends be paid, the Company estimates that 50% will be paid to shareholders, and the remaining 50% will be retained for working capital.

E) In the event that the Company becomes aware of any material adverse condition or conditions pertaining to any one or more of the Borrowers identified in this registration Statement , or any one or more of said Borrowers otherwise fails to comply with any of the conditions or terms upon which loan approval was granted, then the Company reserves the right to substitute, at its sole discretion, such Borrower or Borrowers with other qualified Borrower or Borrowers, subject to the following restrictions:

1. Company may make such substitution without prior notification or amendment of the Prospectus only until such time as the First Closing, as referenced in Section B) above, takes place. Thereafter, any substitution of Borrower or Borrowers will require amendment of the Prospectus to reflect such substitution.

2. Cumulative substitution or substitutions made without prior notification or amendment of the Prospectus, in conformity with Section E immediately above, shall not exceed, in the aggregate, more than twenty-five percent (25%) of the total bond offering of US$5,000,000.00.

DETAILED  DESCRIPTION  OF  THE  RIGHT  AND  OBLIGATIONS  OF  BONDHOLDER
-----------------------------------------------------------------------

A) The bonds shall earn interest at the annual rate of 1.5% per annum over the 25 year U.S. Treasury Bond offered rates for Dollar deposits, such rate to be fixed on the FIRST Friday of January of each year. The minimum interest rate, however, shall be six and three-quarter percent (6.75%) per annum

B) Interest shall be paid annually in arrears through a custodial Agent, by cashier's check sent via air mail to the most recent address provided by the remitter of the interest coupons when presented for payment. More specific instructions and payment procedures will be provided with delivery of the bonds.

C) The bonds shall have a duration of twenty-five (25) years and shall be fully redeemed on maturity.

D)  The  bonds  that are sold shall be redeemed on  April   15th, 2024. , except
                                                    ------------------
that the Bondholders have the right to present the bonds for cash redemption at anytime after April 15th, 2017, provided 180 days advance written notice is
                ------------------
given to the Company. Such redemption shall be made at one-hundred percent (100%) of the face value of each bond so redeemed. The Company expects that sufficient cash or cash equivalents will be available so that, when combined with the market value of the Sinking Fund investments, a total redemption could be completed at the end of twenty years without calling the underlying loan or liquidating any of the Company's equity interests in the Borrowers.

E) There are no provisions to maintain a determined Amount of assets to secure the bond issue, except for the Sinking Fund described herein. and the secured Promissory Notes issued to the benefit of the Company by the borrowers

F) As a guarantee for the payment of the principal amount of the bonds at their maturity, the Company has authorized the Custodial Agent to purchase US$5,000,000.00 face value of U.S. Treasury "Strips" Bonds with a maturity no later than April 15th, 2024. and has allocated funds sufficient to accomplish
            -----------------
this purchase providing that bonds representing at least thirty-two and one-half percent (32.5%) of the issue, or One Million Six Hundred and Twenty Five Thousand Dollars (US$1,625,000.00) are sold.

G) As a guarantee for the payment of the Interest amount of the bonds at their maturity, the Company has authorized the Custodial Agent to purchase US$8,437,500.00 face value of U.S. Treasury "strips", with a maturity no later than April 15th, 2024 and has allocated funds sufficient to accomplish this
      ------------------
purchase providing that bonds representing at least fifty percent (50%) of the issue, or two and half Million Dollars (US$2,500,000.00) are sold.

H) As guarantee for payment of interest payable on this bonds, the Company will obtained secured Promissory Notes from the Borrowers of the money originated from the sale of this bonds. Said Notes earn interest at the annual rate of 8.75% floating rate. Interest rate, however, shall be eight and three-quarters percent (8.75%) per annum. The interest will be paid semi-annually in arrears by the Borrowers to the Paying Agent for benefit of the Company , who will then make interest payments annually in arrears to the Bondholders.

These Promissory Notes, which also may be executed in the form of corporate debentures, are secured or guaranteed by substantially all of the assets owned or to be obtained by the Borrowers. None of the debt instruments are individually or personally guaranteed.

I) To date, there are no provisions to allow or restrict the issuance of additional securities, to approve additional indebtedness, to modify the terms of issuance or other similar provisions.

J) Other than the Sinking Funds previously described, the Company does not plan to deposit or establish collateral that will serve to guarantee its corporate bonds. In effect, the Company has dedicated substantially all of its assets to guarantee payments of principal and interest to the Holders of its bonds.

K) Interest shall be due and payable on the 15th of April of each year until maturity.

                                     AGENTS

THE  ESCROW,CUSTODIAL,TRANSFER  AND  REGISTRAR  AGENT
The Company will initially act as Escrow, Custodial, transfer and registrar for the company's Securities and reserves the right to appoint escrow, custodial, transfer and registrar agent in its sole discretion.

THE  PAYING  AGENT
The Company will initially act as Paying Agent for the Securities and reserves the right to appoint paying agent in its sole discretion.

                      INTEREST OF NAME EXPERTS AND COUNSEL

INTERESTS  OF  NAMED  PARTIES  AND  COUNSEL.
The Sponsor of the Company is Executive Business Services (EBS) which is a partnership owned by Mr. Boniface Suleman Odiodio who holds the position of President and Chairman of the Board of Directors of the Company and . Mr.
David M. Swanner, Jr. who holds the position of Vice President and Secretary of the Board of Directors of the Company. The Sponsor owns' 40% (200,000,000) of the Common equity of the Company and have no interest in the securities been registered under this registration statement. The Legal counsel Hobert T. Douglas owns .00001% (5,000) shares in the common equity securities of the Company and have no interest in the securities been registered under this registration statement. The accountant, auditor, , Indenture Trustee have on interest in any of the debt or equity securities of the Company.


DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

INDEMNIFICATION

The Company under the Articles of Incorporation which states "the corporation indemnity the shareholders, directors, management and employees of all legal act performed on behalf of the corporation in good faith". In the By-law of Company. The company further indemnify to the fullest extent of the law all the shareholders, directors, management and employees to the extent they relied on opinion of counsel. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted, it has been informed that in the opinion of the Securities and Exchange Commission the indemnification is against public policy as expressed in the Act and is therefore unenforceable

                       ORGANIZATION WITHIN LAST FIVE YEARS

THE  COMPANY  HAS  LESS  THAN  FIVE  YEARS  OF  BEING  ESTABLISHED
A)  The  Company has been created solely for the purpose of the issuance of this
bond  offering  and,  accordingly,  has  less  than  five   years  of existence.
                             DESCRIPTION OF BUSINESS

PRINCIPAL  PRODUCTS
The Company has no products, other than financial services. Upon successful placement of this bond, the Company intends to acquire equity interest in a Federal Reserve Member Bank, who's main objective will be specialized private and international banking, trust and investment banking and specialized lending services, but as of the date of this prospectus no particular commitment or particular entity has be located by the company.

The Company is in the lending business and will obtain its client from the general business market by advertising and market of its special lending services, which is long term interest only loan to qualified borrower with strong cash follow that can handle the interest burden over the term of the loan.

The company's primary business purpose is to develop and engage in the business as a long term lender in and outside the United States. The company with the assistance of qualified consultants will form a network to locate this qualified borrowers, in order to be successful in a competitive environment, the Company must take the following actions:

1.  Establish  a  strong  administrative  base
2.  Obtain  expertise  in  the  lending  industry
3.  Posses  and  implement  a  strategic  marketing  plan
4.  Offer  marketable  products
5.  Maintain  adequate  financial  resources
6   Comply  with  all  legal  regulation

The company's management has expertise in lending business which will provide the company a greater degree of stability in its proposed operations.

MARKETING  CAPABILITIES:
The target audiences for the company can be characterized as limited, demanding and scattered throughout the world . Under the best conditions, investors and lender are invariably hindered by, among other things regulatory controls, reporting and foreign exchange requirement, with substantial experience in these matters, the Company's management intends to develop and implement strategic marketing plans designed to promote the Company's services to potential clients worldwide.

FINANCIAL  RESOURCES
The company seeks to achieve and maintain a constant reserve of working capital for operation, to successfully conduct the proposed operation, liquidity and the ability to sustain overhead expenses is essential. The Company intends to generate working capital through the creation of multiple profit centers.

SOURCES  OF  REVENUE
The Company shall receive over 95% of its revenue from borrowers interest payment and bond issuance sales commission through this securities offering, therefore the company must seek the best possible clients to lend funds to.

LIST OF SUBSIDIARIES WHEREON THE COMPANY HOLD OVER 20% OF THE SHARES To date, the Company does not own a percentage in any subsidiary, and it is not a subsidiary of any other company. The Company does not currently own a percentage of voting class shares in any company; however, upon the success of the sale of its Corporate Bonds, the Company will receive a 15% to 25% equity interest in or a negotiated percentage of the net profits of each of the Borrowers and also intend to acquire a controlling interest in a Federal Reserve Member Bank.

           MANAGEMENT'S DISCUSSION AND ANALYSIS  OR PLAN OF OPERATIONS

The Company was recently organized and has no operations, revenues from operations or assets other than cash from the initial sale of shares of common
stock  to  officers,  directors  and  other  persons.   The  Report  of  The
Independent Certified Public Accountants on the Company financial statements of the Company appearing herein contains a qualification with respect to the Company's ability to continue in existence. The Company faces all of the risks inherent in a new business and no assurance can be given that the Company's plans will prove successful. The purchase of the units offered hereby must be regarded as the placing of funds at risk in a new or "startup" venture with all of the expenses and difficulties to which such ventures are subject.

                             DESCRIPTION OF PROPERTY

LOCATION  OF  ASSET  AND  ENCUMBRANCES
--------------------------------------

All the assets of the Company are located in Fort Worth, Texas United States and are listed in the financial statements. and to date, all said assets are free from any encumbrance, fees, duties or taxes.

                  CERTAIN RELATIONSHIP AND RELATED TRANSACTION

The company has entered into a certain relationship and transaction with legal counsel to buy back the common stock of the counsel upon completion of this offering at $5.00 per share for a total of $25,000.00 apart from this transaction the company has not entered into any transaction with any other party.

               MARKET FOR SECURITIES AND RELATED SECURITIES MATTER

The Company is not presently list on any Exchange and there is no market for the Company's securities. There can be no assurance that an actives trading market for the Company's securities will be developed or maintained following this offering, or that the securities purchased by investors in this offering may be resold at their original price or any other price., If no market develops, the securities will be illiquid and funds will not be available to the investor. See "RISK FACTOR" AND " DESCRIPTION OF SECURITIES - SPECIAL SINKING FUND "

                             EXECUTIVE COMPENSATION

MR BONIFACE SULEMAN ODIODIO will be compensated $50,000.00 per year as the president and MR DAVID SWANNER $50,000.00 per year as per the board of directors resolution

                               FINANCIAL STATEMENT


UNAUDITED  INTERIM  FINANCIAL  STATEMENT

                             MARY ELAINE MAYER, CPA
                            5601 BRIDGE ST.  STE 490
                              FORT WORTH, TX  76112
                                  817-429-0861


Intercontinental  Capital  &  Investment  Fund,  Inc.
P. O.  Box  15155
Ft  Worth,  TX  76119

Dear  Shareholder;

I  have  complied  the  accompanying  Statement  of  Assets,  Liabilities,  and
shareholders  Equity  (  income  tax  basis  of   Intercontinental  Capital  &
Investment  Fund,  Inc.  as of February 28, 1999,  and the  related statement of
Revenues  and  Expenses  (  income tax basis) for  the year Ended,  February 28,
1999 in accordance with statement of Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants, The Financial statement have been prepared on the accounting basis used by the corporation for income tax purposes which is a comprehensive basis of accounting other than generally accepted accounting principles.

A compilation is limited to presenting in the form of financial statement information that is the representation of management. we have not audited or reviewed the accompanying financial statement and, accordingly, do not express an opinion or any other form of assurance on them

Management has elected to omit substantially all of the disclosures ordinarily included in financial statement prepared on the income tax basis of accounting. If the omitted disclosures were included in the financial statement, they might influence the user's conclusion about the corporation's assets, liabilities, equity, revenue, and expenses. Accordingly, these financial statement are not designed for those who are not informed about such matters


/s/ Mary  Elaine  Mayer
Mary  Elaine  Mayer,  CPA

April  21,  1999

               INTERCONTINENTAL CAPITAL  & INVESTMENT  FUND, INC.
                        Assets,  Liabilities, and Equity
                               February  28, 1999


ASSETS:                       2/281999   12/31/1998
---------------------------  ----------  -----------

Current  Assets:
  Checking. . . . . . . . .  $   500.00  $    500.00
      Total  Current Assets  $   500.00  $    500.00

Fixed Asset:
Other Assets:
    Start-up Cost . . . . .  $49,500.00  $ 24,500.00
                             ----------  -----------
       Total Other Assets .  $49,000.00  $ 24,500.00

  TOTAL  ASSETS . . . . . .  $50,000.00  $ 25,000.00
                             ----------  -----------

LIABILITIES:
---------------------------

Current Liabilities:
Long Term Liabilities

EQUITY
---------------------------

Common Stock. . . . . . . .  $50,000.00  $ 25,000.00
                             ----------  -----------
  Total  Owner's Equity . .  $50,000.00  $ 25,000.00

TOTAL LIAB & EQUITY . . . .  $50,000.00  $ 25,000.00
                             ----------  -----------

                                   CHANGES IN FINANCIAL DISCLOSURE


                          INTERCONTINENTAL CAPITAL  & INVESTMENT  FUND, INC.
                                GENERAL  LEDGER  PERIOD ENDING 2/28/99
                                --------------------------------------


Date                            Mt    Ref            Description         Current       Year to Date
                                                                         US$           US$
                                1020  Checking                                         $      500.00
                                                     Ending Balance                    $      500.00
                                                                                       --------------

                                1900  Start up Cost                                    $   24,500.00
2/28/99                         2                     10  Start up Cost  $ 25,000.00
                                                                         ------------
                                                     Ending Balance      $ 25,000.00   $   49,500.00
                                                                                       --------------

                                3510  Common Stock                                     $  (25,000.00)
2/28/99                         2                      10 Start up cost  $(25,000.00)
                                                                         ------------
                                                     Ending Balance      $(25,000.00)  $  (50,000.00)
                                                                                       --------------

Current Profit                        $       0.00  Y-T-D Profit                       $        0.00
                                      ------------                                     --------------

2.  Transaction Printed
-----------------------------
2 transaction Processed
-----------------------------
General  Ledger is in Balance                                            $      0.00
-----------------------------                                            ------------

                               INTERCONTINENTAL CAPITAL  & INVESTMENT  FUND, INC.
                                    GENERAL  LEDGER  PERIOD ENDING 12/31/98
                                    ---------------------------------------

Date                           Mt     Ref                     Description          Current       Year to Date
                                                                                   US$           US$
                                1020  Checking                                                   $        0.00
12/31/98                              12                      10  Start up cost         500.00
                                                                                   ------------
                                                              Ending Balance            500.00   $      500.00

                                1900  Start up Cost                                              $        0.00
12/31/98                              2                       10  Start up Cost    $ 24,500.00
                                                                                   ------------
                                                              Ending Balance       $ 24,500.00   $   24,500.00
                                                                                                 --------------

                                3510  Common Stock Executive                                     $        0.00
12/31/98                              2                       10  Start up cost    $(15,400.00)
                                                                                   ------------
                                                              Ending Balance       $(15,400.00)  $  (15,400.00)
                                                                                                 --------------

                                3510  Common Stock            Upperace                           $        0.00
12/31/98                              2                       10  Start up cost    $ (9,600.00)
                                                                                   ------------
                                                              Ending Balance       $ (9,600.00)  $   (9,600.00)
                                                                                                 --------------

Current Profit                        $0.00                   Y-T-D Profit                       $        0.00
                                      -----                                                      --------------
2.  Transaction Printed
-----------------------------
2 transaction Processed
-----------------------------
General  Ledger is in Balance                                                                    $        0.00
-----------------------------                                                                    --------------

               INTERCONTINENTAL CAPITAL  & INVESTMENT  FUND, INC.
                                 Income Statement
                               February  28, 1999



Income                                 $0.00


Expense                                $0.00


Net  Profit  (loss)                    $0.00


The company as not earned any income or incur any expense since it's year end statement


CHANGES IN AND DISAGREEMENT WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.


The company is not in disagreement with the accountant on accounting and financial disclose and per the financial statement in this registration statement " See "Unaudited Interim Financial Statement "

                           INDEPENDENT AUDITOR'S REPORT


Board  of  Directors
Intercontinental  Capital  &  Investment  Fund,  Inc.
P. O.  Box  15155
Ft  Worth,  TX  76119

Dear  Sirs:

We have audited the accompanying statement of Assets, Liabilities and Equity of Intercontinental Capital & Investment Fund, Inc. as of December 31, 1998 and the related statement of operation, change in stockholders' equity and cash flow for the year then ended. These financial statement are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards, Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement are free of material misstatements, An audit includes examining on a test basis, evidence supporting the amount and disclosures in the financial statements, An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation, We believe that our audit provides a reasonable basis for our opinion

In our opinion, the financial statement referred to above present fairly, in all material respect, the financial position of Intercontinental Capital & Investment Fund, Inc. as of December 31, 1998 and the result of its operation and assets for the year ended in conformity with generally accepted accounting principles.


/s/ John  A.  Schueller
John  A.  Schueller,  CPA


April  29th,  1999

                           SUPPLEMENTAL EXHIBIT INDEX

The following exhibits are not furnished as a part of this Prospectus , however copies of the exhibits will be made available to perspective purchaser, upon written request, at a reasonable time prior to purchase

EXHIBIT  1.   Underwriting  Agreement     see  Exhibit  D
EXHIBIT 2. Plan of acquisition, reorganization, arrangement, liquidation or succession
EXHIBIT  3.   Instrument  defining  the  rights  of  security  holders
EXHIBIT  4.   Opinion  re  legality
EXHIBIT  5.   Opinion  re  tax  matters
EXHIBIT  6.   Material  Contracts
EXHIBIT  7.   Consent  of  experts  and   counsel
EXHIBIT  8.   Power  of  attorney
EXHIBIT  9.   Statement  of  eligibility  of  trustee
EXHIBIT  10.  Invitation  for  competitive  bids

OTHER  ADDITIONAL  EXHIBIT

EXHIBIT  A  Articles  of  Incorporation
EXHIBIT  B  Other  Financial  Data  and  projections
EXHIBIT  C  Other  General  information
EXHIBIT  D  Resolution  to appoint Distributing / Placing   and Management Agent
            and  acceptance  letter
EXHIBIT  E  Directors meeting to issue the Corporate Bond Series 1 Floating Rate
            1999  -  2024
APPENDIX
APPENDIX  A  Indenture  Agreement  and  accompanying  documents

                             SUBSCRIPTION AGREEMENT
                             ----------------------
               IMPORTANT: PLEASE FILL OUT APPLICATION COMPLETELY.
                 TYPE OR USE A BLACK BALL-POINT PEN. PRESS HARD.


INVESTOR  :  To  purchase  Units of the currently effective  Corporate Bond, the investor must complete and sign this INSTRUCTIONS subscription agreement and deliver to your security broker together with your check. YOUR CHECK SHOULD BE MADE PAYABLE TO: INTERCONTINENTAL CAPITAL & INVESTMENT FUND INC. ( ISSUER ) in order to invest, it is necessary that all items on the subscription agreement be completed.

NAME
     ---------------------------------------------------------------------------
NAME
     ---------------------------------------------------------------------------
ADDRESS
        ------------------------------------------------------------------------
CITY                          STATE                      COUNTRY
     ------------------------       --------------------         ---------------
TAX  ID  OR  SS#
                 ---------------------------------------------------------------

1.  INVESTMENT     Insert  the  number of Units to be purchased and multiply the dollar  amount  of the investment  [$1,000.00 x [______________ ] no. of Units].

2. OWNERSHIP Check the appropriate box indicating the manner in which title is to be held. Please note that the box checked must be consistent with the number of signatures appearing in Section 6. (See Instruction 6. ) For a partnership, corporation, custodianships, or trust, the box checked must be consistent with the legal title (registration).

Participants in an IRA or unincorporated plan should note that such a purchase does not in itself create the plan. You must create the plan through a bonafide custodian or trustee who will execute the subscription agreement.

3. REGISTERED OWNER Please type or print the exact name (registration) that the investor desires on the account. If the investor is an individual, partnership, or corporation, please include in this space the complete name and title in which the investment is to be held. If the investor is a trust such as an IRA or unincorporated plan, please include the name and address of the trustee and the trust name.

For a trust or custodian investment including an IRA, unincorporated plan, and other trusts or custodianships, monthly distribution checks and investment correspondence will normally be sent to the trustee or custodian. For the plan participant to receive correspondence at a home or other address, place that address on the mailing address line in Section 5 (Additional Recipient). All investors and/or plan participants must complete the spaces provided for Social Security numbers. A trust, corporation, partnership, custodian, and estate must additionally furnish a Tax Identification Number.

4. ANNUAL CHECKS After impounds are met, INTERCONTINENTAL CAPITAL & INVESTMENT FUND INC. will commence annual distributions of cash available for distribution to investors. Please insert "same" if the annual checks are to be mailed to the name and address of the registered owner given above. Please insert the name of the financial institution and the account number if checks are to be sent to a bank or savings and loan or other financial institution or destination.

5. ADDITIONAL RECIPIENT All periodic reports and financial statements will be sent to the registered owner at the address given above. If the investor wishes additional reports and financial statements sent to anyone other than the registered owner, or to an address other than the registered owner's, or if the ownership is under the Uniform Gift to Minors Act, or is a fiduciary, insert the name and address of the additional person to receive reports and financial statements. As an example, a participant in a corporate pension plan directed account or a beneficiary under a trust agreement might wish to receive reports and financial statements at his personal location.

6. SIGNATURES Complete the information requested and sign in the space(s) provided. If title is to be held as joint tenancy or tenants in common, at least two signatures are required. In the case of community property, only one investor signature is required. If you have questions regarding the completion of this form, please call your registered representative.

7. BROKER/DEALER REGISTERED REPRESENTATIVE It is necessary that all items be fully completed. Include registered representative's name and branch office address. Indicate broker dealer home office address. The registered representative must sign where indicated in order for application to be accepted. Complete registered representative's telephone number.

8.  COPY  DISTRIBUTION:  To  the  Issuer

9.  BY  MAIL  TO
                INTERCONTINENTAL CAPITAL & INVESTMENT  FUND INC.
                                P. O. Box 15155 .
                           Fort Worth, TX  76119, USA

BY  WIRE  :
INTERCONTINENTAL  CAPITAL  &  INVESTMENT  FUND  INC.  ESCROW  ACCOUNT

                                Bank of New York
                      48 Wall Street,  New York, NY  10005
                                 ABA  021000018
                        Credit To  Account  #  8900186968
 for Credit to INTERCONTINENTAL CAPITAL & INVESTMENT  FUND INC.  ESCROW ACCOUNT
                            ACCOUNT NUMBER:  I6-45139

                              SUBSCRIPTION AGREEMENT

                      SIGNATURE PAGE AND POWER OF ATTORNEY

The undersigned desires to become a Bondholder in this issue of INTERCONTINENTAL CAPITAL & INVESTMENT FUND INC. ("the Issuer ) and to purchase the number of Bond units ("Units") appearing at the end of this subscription agreement in accordance with the terms and conditions of the Prospectus of the Issuer. In connection therewith, the undersigned hereby represents, warrants, and agrees as follows:

1. SUBSCRIPTION The undersigned agrees to purchase the number of Units set forth above his signature at the end of this subscription, and hereby tenders the amount required to purchase such Units ($1,000.00 per Unit; minimum subscription: see the Prospectus).

2.  ADOPTION         The  undersigned  hereby specifically adopts each and every provision  of  the  agreement.

3. REPRESENTATIONS ( a ) The undersigned is subscribing for Units solely for his own account or for the account indicated below and not for the benefit or account of any other person or entity.

( b ) The undersigned is aware that ( i ) this subscription may be rejected in whole or in part by INTERCONTINENTAL CAPITAL & INVESTMENT FUND INC. in its sole discretion and ( ii ) in any event this subscription will be returned to the undersigned ( with interest as described in the Prospectus ) if subscriptions for at least the minimum number of units specified in the Prospectus are not received prior to termination of the offering.

(c) The undersigned is an individual, person, entity, or fiduciary which meets the suitability standards set forth in the Prospectus under " The Risk Factors ".

NOTHING  HEREIN  SHALL  BE  DEEMED  A  WAIVER  OF ANY RIGHTS OF ACTION WHICH THE
UNDERSIGNED  MAY  HAVE  UNDER  ANY  FEDERAL  OR  STATE  SECURITIES  LAW.

4. SPECIAL POWER The undersigned hereby makes, constitutes, and appoints The Issuer , a Texas Corporation , with full power of substitution, his true and lawful attorney, for him and in his name, place, and stead for his use and benefit in accordance with this agreement

IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE SEC , EXCEPT AS PERMITTED IN THE COMMISSION'S RULES.

REGISTRATION                                                        REQUIREMENTS
FOR_________________________________________________________________

The following requirements have been established for the various forms of registration. Accordingly, complete subscription agreements and such supporting material as may be necessary, must be provided.


__________________________________________________________
THE  INVESTOR               DATE


__________________________________________________________
THE  INVESTOR               DATE

                                TYPE OF OWNERSHIP

                                Please Circle One
1.  INDIVIDUAL:  One  signature  required.

2.  JOINT  TENANTS  WITH  RIGHT  OF  SURVIVORSHIP:  Both  parties  must  sign.

3.  TENANTS  IN  COMMON:  Both  parties  must  sign.

4.  COMMUNITY  PROPERTY:  Only  one  investor  signature  is  required.

5. TRUST: The trustee signs the Subscription Agreement. Provide the name of the trust, the name of the trustee, and the name of the beneficiary.

6. PARTNERSHIP: Identify whether the entity is a general or limited partnership. The general partners must be identified and their signatures obtained on the order. In the case of an investment by a general partnership, all partners must(sign (unless a "managing partner" has been designated for the partnership, in which case he may sign on behalf of the partnership if a certified copy of the document granting him authority to invest on behalf of the partnership is submitted ) .

7. CORPORATION: The Subscription Agreement must be accompanied by ( I ) a certified copy of the resolution of the Board of Directors designating the officer( s ) of the corporation authorized to sign on behalf of the corporation and ( 2 ) a certified copy of the Board's resolution authorizing the investment.

8. IRA: Requires signature of an authorized signer (e.g. an officer) of the bank, trust company, or other fiduciary. The address of the trustee must be provided in order for them to receive checks and other pertinent information regarding the investment.

9.  SEP:  The  custodian  signs  the  Subscription  Agreement.

10. CORPORATE PENSION PLAN PROFIT SHARING PLAN: The custodian signs the Subscription Agreement.

11. UNIFORM GIFT TRANSFER TO MINORS ACT ( UGMA ): The required signature is that of the custodian, not of the parent ( unless the parent has been designated as the custodian ) . Only one child is permitted in each investment under the Uniform Gift to Minors Act. In addition, designate the state under which UGMA is being made.

12.  UNINCORPORATED  PLAN  (KEOGH):  Same  rules  as  those applicable to IRA's.

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND ANY INFORMATION OR REPRESENTATION NOT CONTAINED HEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES OR AN OFFER TO ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER WOULD BE UNLAWFUL. NEITHER THE DELIVER OF THIS PROSPECTUS, NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE BE NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF



                 INTERCONTINENTAL CAPITAL & INVESTMENT FUND INC.
                 -----------------------------------------------

                                  $5,000,000.00
                                  -------------

                                   5000 UNITS
                                   ----------

                       OFFERING  PRICE $1,000.00 PER UNIT
                       ----------------------------------

            CORPORATE BOND SERIES 1 , FLOATING RATE NOTES  1999-2024
            --------------------------------------------------------
                               ------------------
                               ------------------
                                   PROSPECTUS
                               ------------------
                               ------------------

                                  MAY 1ST, 1999

                 INTERCONTINENTAL CAPITAL & INVESTMENT FUND INC.
                                 P. O. BOX 15155
                             FORT WORTH, TEXAS 76119
                                       USA
                                  817-534-7305
                                FAX 817-534-7803


                                END OF PROSPECTUS

                 PART II --INFORMATION NOT REQUIRED IN PROSPECTUS

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company under the Articles of Incorporation, Article nine , which states "the corporation indemnity the shareholders, directors, management and employees of all legal act performed on behalf of the corporation in good
faith".  See  Exhibit  A  Articles  of  Incorporation.   The  company  further
indemnify to the fullest extent of the law all the shareholders, directors, management and employees to the extent they relied on opinion of counsel. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted, it has been informed that in the opinion of the Securities and Exchange Commission the indemnification is against public policy as expressed in the Act and is therefore unenforceable

No statute, charter provision, by-law, contract or other arrangement that insures or indemnifies any controlling person, director or officer of the Company in their capacity in unless as the statement made above.

                  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

ISSUANCE  EXPENSES
------------------

A)  INVESTIGATION  EXPENSES:
These expenses have been paid by the Issuer to several research companies who have provided information on the economic and political situation in the United States of America,, European Community. and Asia and general market trends Total=US$ 3,500.00

B)  REGISTRATION  EXPENSES:
These are expenses incurred in the preparation of documents that must be presented to the Securities and Exchange Commission (SEC) and include registration tax, notarial fees, sealed paper, stamps, authentication, courier, etc. Total = US$ 2,975.00

C)  LEGAL  EXPENSES:
These are expenses paid by the Issuer to a law firm for professional fees related to the Issuer's incorporation and registration, amendments to its charter, consultations, opinions and fees for registering the securities offering with the Securities and Exchange Commission (SEC).
Total  =  US$  30,000.00

D)  PRINTING  EXPENSES:
These  expenses  are  incurred  by  the Issuer in printing a specified number of
information  prospectus to be distributed among prospective investors.     Total
=  US$  1,500.00

E)  PUBLICITY  EXPENSE:
These are expenses incurred by the Issuer for advertisements placed in various means of information, such as newspapers, magazines, mail, etc. Total = US$ 5,000.00

F)  ACCOUNTING  EXPENSES:
These expenses were paid by the Issuer to a firm of certified public accountants for the analysis of the financial statements of Participants and for the preparation  of  financial  statements  and  other  documents  related  to  the
securities  offering.   Total  =  US$1,000.00

G)  TRAVEL  EXPENSES:
These expenses are incurred by the Issuer and include airfare, hotels, lodging, communications, transportation of documents, etc. Total = US$ 2,500.00

H)  OTHER  EXPENSES:
In addition to the expenses identified above, the Issuer has incurred, and will continue to incur, substantial additional expenses for subsidizing the distributors' sales efforts.
Total  =  US$1,500.00

I) ADMINISTRATIVE EXPENSE : These expenses are incurred by the Issuer and include office, telephone and staffing US$2,025.00

J)  TOTAL  EXPENSES:
All   expenses   incurred   by   the   Issuer  in registration of the securities
offering  amount  to:  GRAND  TOTAL  =  US$  50,000.00
                                        --------------

RECENT  SALES  OF  UNREGISTERED  SECURITIES

Except the common equity of the company sold to Executive Business Service (200,000,000) shares and Upperace Enterprise, Inc. (200,000,000) shares and Hobert T. Douglas (5,000) share at the formation of the company, no recent sale of any of the companies securities has be made.


THE  FOLLOWING  HAVE  BE  INCORPORATED  AS  EXHIBITS:

EXHIBIT  1.   Underwriting  Agreement     see  Exhibit  D
EXHIBIT 2. Plan of acquisition, reorganization, arrangement, liquidation or succession
EXHIBIT  3.   Instrument  defining  the  rights  of  security  holders
EXHIBIT  4.   Opinion  re  legality
EXHIBIT  5.   Opinion  re  tax  matters
EXHIBIT  6.   Material  Contracts
EXHIBIT  7.   Consent  of  experts  and   counsel
EXHIBIT  8.   Power  of  attorney
EXHIBIT  9.   Statement  of  eligibility  of  trustee
EXHIBIT  10.  Invitation  for  competitive  bids

OTHER  ADDITIONAL  EXHIBIT

EXHIBIT  A  Articles  of  Incorporation
EXHIBIT  B  Other  Financial  Data  and  projections
EXHIBIT  C  Other  General  information
EXHIBIT  D  Resolution  to appoint Distributing / Placing   and Management Agent
            and  acceptance  letter
EXHIBIT  E  Directors meeting to issue the Corporate Bond Series 1 Floating Rate
            1999  -  2024
APPENDIX

APPENDIX  A  Indenture  Agreement  and  accompanying  documents

                        EXHIBITS  BEGIN ON FOLLOWING PAGE

EXHIBIT  1.
-----------
UNDERWRITING  AGREEMENT  :   NOT  APPLICABLE
This  Bond  was  Internally  Underwritten,   so  no  underwriting  agreement  is
required  See  EXHIBIT  D  Resolution  to  appoint  Distributing,  Placing   and
Management  Agent  and  acceptance  letter  form  agent


EXHIBIT  2.
-----------
PLAN OF ACQUISITION, REORGANIZATION, ARRANGEMENT, LIQUIDATION OR SUCCESSION. SEE "USE OF PROCEED"

The Company has no plan of acquisition of any type but, Upon successful placement of this bond, the Company intends to acquire equity interest in a Federal Reserve Member Bank, who's main objective will be specialized private and international banking, trust and investment banking and specialized lending services, But as of the date of this prospectus no particular commitment or particular entity has be located by the company.

EXHIBIT  3.  INSTRUMENT  DEFINING  THE  RIGHTS  OF  SECURITY  HOLDERS
-----------

                            DESCRIPTION OF SECURITIES
THE  BONDS:

Corporate  Bonds  to  the  order  of  Bearer  in the amount of  Five  Million US
--------------------------------------------------------------------------------
Dollars  (US$5,000.000.00)  with a maturity date of 25 years, as of   MAY  15th,
--------------------------------------------------------------------------------
1999  to  and  including  APRIL   15th,  2024.  to  be  offered  for  sale.  The
---------------------------------------------------------------------------
characteristics  and  denominations  of  the  bonds  are  as  follows:

1. Five thousand (5,000) bonds of One Thousand Dollars (US$1,000.00) each, payable at a floating interest rate of 1.5% per annum over the 25 year U.S. Treasury OFFER RATES) for dollar ($) deposits, such rate to be fixed on the first Friday of January of each year. The minimum interest rate, however,
                    -------
shall  be  six  and  three-quarter  percent  (6.75%)  per  annum.

2. A special Sinking fund will guarantee payment of PRINCIPAL AND INTEREST of these bonds at maturity; the Sinking Fund shall be created by the purchase of "U.S. Treasury "Strips" ( bonds issued by the United States Treasury from which the interest stream has been severed). Payments of interest will also be guaranteed by the deposit of secured promissory notes bearing an aggregate principal value of US$5,000,000.00 with interest payable thereon. Interest payments thereon will collected by the custodial agent and will be utilized to pay interest on the bonds.

ADDITIONAL  INFORMATION  FOR  BOND  OFFER

A) The offer shall consist of the issuance and sale of bonds with a nominal value of US$1,000.00 and which shall earn interest at the annual rate of 1.5% over the 300-month U.S. Treasury floating rate for $ deposits, for a 25 year term. Said payments are to be made on an annual (12 month) basis in arrears. The minimum interest rate, however, shall be six and three-quarters percent (6.75%) per annum, interest shall be due and payable on the 15th of April of each year.

B) The offer shall be on a "best effort basis". The "first closing" will take place after a minimum of Thirty-Two and One-Half Percent (32.5%) of the issue, or One Million Six Hundred and Twenty Five Thousand Dollars (US$1,625,000.00), of bonds have been sold.

C) To date, there is no procedure to change or modify the rights of bondholders, nor is one contemplated in the long run.

D) To date, the Company has not declared or paid dividends. A future dividend policy will be contingent on the sales of bonds through the securities offering. Should dividends be paid, the Company estimates that 50% will be paid to shareholders, and the remaining 50% will be retained for working capital.

E) In the event that the Company becomes aware of any material adverse condition or conditions pertaining to any one or more of the Borrowers identified in this registration Statement , or any one or more of said Borrowers otherwise fails to comply with any of the conditions or terms upon which loan approval was granted, then the Company reserves the right to substitute, at its sole discretion, such Borrower or Borrowers with other qualified Borrower or Borrowers, subject to the following restrictions:

1. Company may make such substitution without prior notification or amendment of the Prospectus only until such time as the First Closing, as referenced in Section B) above, takes place. Thereafter, any substitution of Borrower or Borrowers will require amendment of the Prospectus to reflect such substitution.

2. Cumulative substitution or substitutions made without prior notification or amendment of the Prospectus, in conformity with Section E immediately above, shall not exceed, in the aggregate, more than twenty-five percent (25%) of the total bond offering of US$5,000,000.00.

DETAILED  DESCRIPTION  OF  THE  RIGHT  AND  OBLIGATIONS  OF  BONDHOLDER
-----------------------------------------------------------------------

A) The bonds shall earn interest at the annual rate of 1.5% per annum over the 25 year U.S. Treasury Bond offered rates for Dollar deposits, such rate to be fixed on the FIRST Friday of January of each year. The minimum interest rate, however, shall be six and three-quarter percent (6.75%) per annum

B) Interest shall be paid annually in arrears through a custodial Agent, by cashier's check sent via air mail to the most recent address provided by the remitter of the interest coupons when presented for payment. More specific instructions and payment procedures will be provided with delivery of the bonds.

C) The bonds shall have a duration of twenty-five (25) years and shall be fully redeemed on maturity.

D)  The  bonds  that are sold shall be redeemed on  April   15th, 2024. , except
                                                    ------------------
that the Bondholders have the right to present the bonds for cash redemption at anytime after April 15th, 2017, provided 180 days advance written notice is
                ------------------
given to the Company. Such redemption shall be made at one-hundred percent (100%) of the face value of each bond so redeemed. The Company expects that sufficient cash or cash equivalents will be available so that, when combined with the market value of the Sinking Fund investments, a total redemption could be completed at the end of twenty years without calling the underlying loan or liquidating any of the Company's equity interests in the Borrowers.

E) There are no provisions to maintain a determined Amount of assets to secure the bond issue, except for the Sinking Fund described herein. and the secured Promissory Notes issued to the benefit of the Company by the borrowers

F) As a guarantee for the payment of the principal amount of the bonds at their maturity, the Company has authorized the Custodial Agent to purchase US$5,000,000.00 face value of U.S. Treasury "Strips" Bonds with a maturity no later than April 15th, 2024. and has allocated funds sufficient to accomplish
            -----------------
this purchase providing that bonds representing at least thirty-two and one-half percent (32.5%) of the issue, or One Million Six Hundred and Twenty Five Thousand Dollars (US$1,625,000.00) are sold.

G) As a guarantee for the payment of the Interest amount of the bonds at their maturity, the Company has authorized the Custodial Agent to purchase US$8,437,500.00 face value of U.S. Treasury "strips", with a maturity no later than April 15th, 2024 and has allocated funds sufficient to accomplish this
      ------------------
purchase providing that bonds representing at least fifty percent (50%) of the issue, or two and half Million Dollars (US$2,500,000.00) are sold.

H) As guarantee for payment of interest payable on this bonds, the Company will obtained secured Promissory Notes from the Borrowers of the money originated from the sale of this bonds. Said Notes earn interest at the annual rate of 8.75% floating rate. Interest rate, however, shall be eight and three-quarters percent (8.75%) per annum.

The interest will be paid semi-annually in arrears by the Borrowers to the Paying Agent for benefit of the Company , who will then make interest payments annually in arrears to the Bondholders.

These Promissory Notes, which also may be executed in the form of corporate debentures, are secured or guaranteed by substantially all of the assets owned or to be obtained by the Borrowers. None of the debt instruments are individually or personally guaranteed.

I) To date, there are no provisions to allow or restrict the issuance of additional securities, to approve additional indebtedness, to modify the terms of issuance or other similar provisions.

J) Other than the Sinking Funds previously described, the Company does not plan to deposit or establish collateral that will serve to guarantee its corporate bonds. In effect, the Company has dedicated substantially all of its assets to guarantee payments of principal and interest to the Holders of its bonds.

K) Interest shall be due and payable on the 15th of April of each year until maturity.

FOR  :INTERCONTINENTAL  CAPITAL  &  INVESTMENT  FUND  INC.,   President

EXHIBITS  4  Opinion  re  Legality
-----------


                       HOBERT T. DOUGLAS II  &  ASSOCIATES
                                 ATTORNEY AT LAW
                               2529 Lancaster Ave.
                             Fort Worth, TX   76103
                                  817-531-3595

To  whom  it  may  concern:

RE:     INTERCONTINENTAL  &  INVESTMENT  FUND  INC.  CORPORATE  BOND  SERIES  1,
     FLOATING  RATE  NOTES  1999-2024

In our opinion, the securities referenced above are legal securities and the corporation meets the requirement to issue said securities. and it is also our opinion based on the information provided by Intercontinental & Investment Fund Inc., that the corporation intends to issue and deliver the securities to the investors when sold

It is also our opinion that the securities as per the documents provided by Intercontinental & Investment Fund Inc. through the resolution issued by the board of directors that the securities when issued is a binding obligation of the company

It is also our finding , that Intercontinental & Investment Fund Inc. is a Texas Corporation and in good standing with the Secretary of State of the State of Texas as of the date of this registration statement meet all the requirement by the state of Texas and federal law to enter into this transaction and all officer signing on behalf of the corporation are authorized by the corporation through corporate resolution passed on January 29th, 1999 to enter into this transaction

The corporation has of the date of this opinion is in good standing with the state of Texas and have the legal right and power to enter into this transaction.

It is also our opinion, that the corporation has no legal obligation that limit its ability to enter into this transaction.

Sincerely,



/S/ Hobert  T.  Douglas
Hobert  T.  Douglas
Attorney  at  Law

EXHIBIT  5.  OPINION  RE  TAX  MATTERS
-----------

                             OPINION RE TAX MATTERS


                       HOBERT T. DOUGLAS II  & ASSOCIATES
                           HOBERT T. DOUGLAS II, ESQ.
                               2529 LANCASTER AVE.
                              FORT  WORTH, TX 76103
                                  817-531-3595

TO  WHOM  IT  MAY  CONCERN

In our opinion, we are not aware of any tax effect or any material tax matter or a revenue ruling from the Internal Revenue Service that may have any material consequences to the instrument being issued under this registration statement

We advise all investors to seek experts counsel in respect to their individual tax position


SINCERELY,


/S/ Hobert  T.  Douglas
Hobert  T.  Douglas
ATTORNEY  AT  LAW

EXHIBIT  6  MATERIAL  CONTRACT
----------
Material  Contract  NOT  APPLICABLE


EXHIBIT  7  CONSENT  OF  EXPERTS  AND   COUNSEL
----------

Consent  of  experts  and   counsel  NOT  APPLICABLE
No consent of experts and or counsel is required in this registration statement. See Exhibit 4 "Opinion re legality"
       Exhibit  5  "Opinion  re  tax  matter"

EXHIBIT  8  POWER  OF  ATTORNEY
----------
Power  of  attorney  NOT  APPLICABLE
See  Subscription  Agreement,  Signature  Page  and  Power  of  Attorney



EXHIBIT  9.STATEMENT  OF  ELIGIBILITY  OF  TRUSTEE
-----------
Statement  of  eligibility  of  trustee:   See  Indenture  Agreement  and
accompanying  documents  labeled  Appendix  A
                                  -----------



EXHIBIT  10.
------------
Invitation  for  competitive  bids  NOT  APPLICABLE
See  "Selling  security  Holder"  Cash  Sales  in  the  prospectus

EXHIBIT  A.  ARTICLES  OF  INCORPORATION
-----------

ARTICLES  OF  INCORPORATION   OF  INTERCONTINENTAL  CAPITAL  &  INVESTMENT  FUND
INC.
The undersigned natural person of the age of eighteen (18) years or more acting as incorporator of a corporation under the Business Corporation Act, hereby adopts the following Articles of Incorporation:

ARTICLE  ONE:  The  name  of  the  corporation  is: INTERCONTINENTAL  CAPITAL  &
INVESTMENT   FUND  INC.

ARTICLE  TWO:  The  period  of  its  duration  is  perpetual.

ARTICLE  THREE:  This  is  a  close  corporation

ARTICLE  FOUR:   The  purpose  for  which  the  corporation  is organized is the transaction of any and all lawful business for which corporations may be incorporated under the Texas Business Corporation Act., including but not limited to (a) To negotiate loans of every description,; ( b) To deal in assay and refine precious metal ; (c) To carry on the business as capitalists and financiers; (d) To deal in export and import of all products and service;
(e) To transact on commission the general business of land agent; (f) To contract for public or private loan and to negotiate and issue the same (g) To act as executor and trustee of wills, settlement and trust deed of all kinds
(h) To enter into joint ventures and co-venture with business enterprise for profit (i) To invest money is such manner as may from time to time be thought proper (j) To negotiate or pay in advance coupons and interest on public loan or securities (k) To carry on the business of discounting, dealing in exchange, in species and securities; (1) To re-issue any stock or share or other securities with or without the guarantees of the company; (m) To finance or assist in financing the sales of good articles or commodities of all and every kind; (n) To advance and lend money on real, persona; and mixed securities, on cash, credit, or other account; (o) To enter into arrangement with companies, firms and person for promoting business of all legal kind; (p) To act as agent for any government and other authority, and for public and private bodies and person ; (q) To acquire for cash or credit personal or real properties, business enterprise, securities and all asset of value; (r) To act as agent for sale and purchase of any stock, share or securities or any other monetary or mercantile ;
(s) To carry on any other business of similar nature or any business which may in the opinion of the Directors be conveniently carried on by this company.) To act as managers or to direct the management of state domains, of the property and estates of communes, corporation, foundation, or private person;; (t) To carry on the business of Investment company, to carry on the business of holding company and to carry on the business of lending (u) To guarantee the payment or performance of any debt, contract or obligation or become security for any person company;; (v) To insure or guarantee the payment of advances, credit, bill of exchange and other commercial obligation or commitment of every description; (w) To buy, make advance on, sell all descriptions of freehold, leasehold, or other properties, and all description of produce or merchandise, and stock share, bond, mortgages, debentures, or obligations; (x) To promote, effect, insure, guarantee, underwrite, participate in manage, and carry out any issue, public or private, of state, municipal or other loans or of share, stock, debenture, debenture stock of any company, corporation or association and to lend money for the purpose of any such issue; (y) To borrow or raise money by the issue of debenture, debenture stock (perpetual or terminable), bond, mortgages, or any other securities, founded or based upon all or any of the property and right of the company, including its uncalled capital, or without any such security and upon such terms as to priority or other vise, as the company shall think fit. ; (z) To deal in transaction of any and all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.

ARTICLE FIVE : The aggregate number of shares which the corporation shall nave authority to issue is FIVE HUNDRED MILLION (500,000,000) shares common stock at no par value. ONE HUNDRED MILLION (100,000,000 shares of Class A Preferred Stock and ONE HUNDRED MILLION (100,000,000) shares of Class B Preferred Stock

ARTICLE SIX : The corporation will not commence business until it has received for the issuance of shares consideration of the value of One Thousand Dollars ($1000.00) consisting of money, labor done or property actually received.

ARTICLE  SEVEN:  The  address   of  its  initial registered office is  P. O. Box
15155, Fort Worth, TX 76119, and the name of its initial registered agent at such address is Boniface Suleman Odiodio .

ARTICLE  EIGHT:  The  number  of  directors  constituting  the  initial board of directors  is  three  (3),  and  the  names  and  addresses  of the persons who are to serve as directors until the first annual meeting of the shareholders or until their successors are elected and qualified are:
Boniface Suleman Odiodio, P. O. Box 15155 , Fort Worth, Texas 76119, Tel 817-534-7305
David  M.  Swanner,  Jr.,  P. O. Box  15155,  Fort  Worth,  Texas  76119,  Tel
817-534-7305
Jermyn  Chan,  P. O.  Box  15155,  Fort  Worth, Texas 76119,   Tel 817-534-7305

ARTICLE  NINE
The Corporation indemnity the Shareholder, Directors, Management and Employees of all legal act performed on behalf of the corporation in good faith.
ARTICLE  TEN  :  The  name  and  address  of  the  incorporator  is:


/S/ Boniface  Suleman  Odiodio
----------------------------------------------------------------
Boniface  Suleman  Odiodio
P. O.  Box  15155,  Fort  Worth,
TX  76119

EXHIBIT  B  OTHER  FINANCIAL  DATA  AND  PROJECTIONS


                        OTHER FINANCIAL DATA & PROJECTION

the  following  factors  were  assumed:

ASSUMPTIONS

Gross offering is $5,000,000.00, Interest Paid to Bondholder 6.75%, Interest Paid by Borrowers 8.75%, Loan Service Fee was estimated at $10,000.00 per year, Insurance was estimated at $8,500.00 per year, Administrative fee was estimated at $25,000.00 per year , Management fees was estimated at $10,000.00, Income tax was estimated at 3.5% per year, Interest earned on invested funds was estimated at 10% per year. Sinking fund I is based on a deposit of 17.5% of gross offering and Sinking Fund II is based on the deposit of 22% of gross

Interest income is obtained by gross offering multiply by interest paid by borrower ($5,000,000.00@ 8.75%)

Interest Expense is obtained by gross offering multiply by interest paid to bondholder ($5,000,000.00@ 6.75%)

Net to Issuer is obtain by interest income less loan service fee, less interest expense, less insurance equal net to issuer. {($5,000,000.00@ 8.75) -10,000.00 - (5,000,000.00@ 6.75) -8,500.00} US Treasury Strip bonds

Sinking fund I is based on a deposit of 17.5% of gross offering (5,000,000.00 @17.5%) US Treasury Strip bonds

Sinking Fund II is based on the deposit of 22% of gross offering (5,000,000.00 @22%) US Treasury Strip bonds

Net interest income (Net to issuer) is obtain by interest income less loan service fee, less interest expense, less insurance equal net to issuer. {($5,000,000.00@ 8.75) -10,000.00 - (5,000,000.00@ 6.75) -8,500.00} US Treasury
Strip  bonds

Interested Earned on invested funds is based on 10% of net interest income (net to issuer)

Gross cash flow is obtained by net interest income plus interest earned on invested funds

Net cash flow is obtained by Gross cash flow less Administrative fee estimated at $25,000.00 per year , Management fees estimated at $10,000.00, and Tax estimated at 3.5% per year.

Risk  Factor  of  other  financial  date  and  projections:
1.  Estimate  are  not  actual
2.  Expense  may  increase
3.  Market  conditions  may  change  without  notice
4.  Rates  may  change  without  notice
5.  No  assurance  that  the  projections  will  be  attained
6.  Sinking  fund  may  fall  short  of  projections
7.  See  "RISK  FACTORS"  above
All  investors  are  advised  to seek professional consultation before investing

BORROWERS          GROSS           GENERL        SINKING        SINKING       INSURANCE        NET TO
                  PROCEED       UNDERWRITING      FUND I        FUND II        GUARANTY         THE
                                    FEES        PRINCIPAL       INTEREST                      COMPANY
None. . . . .  $5,000,000.00   $  225,000.00   $925,000.00   $1,100,000.00   $250,000.00   $2,500,000.00

By percentage         100.00%           4.50%        18.50%          22.00%         5.00%          50.00%


                                      40-i

                    Interest        Loan        Sale of       Interest      Insurance                  Sinking  Fund I
         Year        Income        Service      Issuer's     Expense on    Expense on      Net to        Market Value
Year    Ending     From Notes     Expenses    Pref. Stock       Bond          Bond         Issuer        $925,000.00
1 . .  04-15-00  $   437,500.00  $ 10,000.00  $       0.00  $  337,500.00  $  8,500.00  $   81,500.00  $   1,088,000.00
2 . .  04-15-01  $   437,500.00  $ 10,000.00  $       0.00  $  337,500.00  $  8,500.00  $   81,500.00  $   1,251,000.00
3 . .  04-15-02  $   437,500.00  $ 10,000.00  $       0.00  $  337,500.00  $  8,500.00  $   81,500.00  $   1,414,000.00
4 . .  04-15-03  $   437,500.00  $ 10,000.00  $       0.00  $  337,500.00  $  8,500.00  $   81,500.00  $   1,577,000.00
5 . .  04-15-04  $   437,500.00  $ 10,000.00  $       0.00  $  337,500.00  $  8,500.00  $   81,500.00  $   1,740,000.00
6 . .  04-15-05  $   437,500.00  $ 10,000.00  $       0.00  $  337,500.00  $  8,500.00  $   81,500.00  $   1,903,000.00
7 . .  04-15-06  $   437,500.00  $ 10,000.00  $       0.00  $  337,500.00  $  8,500.00  $   81,500.00  $   2,066,000.00
8 . .  04-15-07  $   437,500.00  $ 10,000.00  $       0.00  $  337,500.00  $  8,500.00  $   81,500.00  $   2,229,000.00
9 . .  04-15-08  $   437,500.00  $ 10,000.00  $       0.00  $  337,500.00  $  8,500.00  $   81,500.00  $   2,392,000.00
10. .  04-15-09  $   437,500.00  $ 10,000.00  $       0.00  $  337,500.00  $  8,500.00  $   81,500.00  $   2,555,000.00
11. .  04-15-10  $   437,500.00  $ 10,000.00  $       0.00  $  337,500.00  $  8,500.00  $   81,500.00  $   2,718,000.00
12. .  04-15-11  $   437,500.00  $ 10,000.00  $       0.00  $  337,500.00  $  8,500.00  $   81,500.00  $   2,881,000.00
13. .  04-15-12  $   437,500.00  $ 10,000.00  $       0.00  $  337,500.00  $  8,500.00  $   81,500.00  $   3,044,000.00
14. .  04-15-13  $   437,500.00  $ 10,000.00  $       0.00  $  337,500.00  $  8,500.00  $   81,500.00  $   3,207,000.00
15. .  04-15-14  $   437,500.00  $ 10,000.00  $       0.00  $  337,500.00  $  8,500.00  $   81,500.00  $   3,370,000.00
16. .  04-15-15  $   437,500.00  $ 10,000.00  $       0.00  $  337,500.00  $  8,500.00  $   81,500.00  $   3,533,000.00
17. .  04-15-16  $   437,500.00  $ 10,000.00  $       0.00  $  337,500.00  $  8,500.00  $   81,500.00  $   3,696,000.00
18. .  04-15-17  $   437,500.00  $ 10,000.00  $       0.00  $  337,500.00  $  8,500.00  $   81,500.00  $   3,859,000.00
19. .  04-15-18  $   437,500.00  $ 10,000.00  $       0.00  $  337,500.00  $  8,500.00  $   81,500.00  $   4,022,000.00
20. .  04-15-19  $   437,500.00  $ 10,000.00  $       0.00  $  337,500.00  $  8,500.00  $   81,500.00  $   4,185,000.00
21. .  04-15-20  $   437,500.00  $ 10,000.00  $       0.00  $  337,500.00  $  8,500.00  $   81,500.00  $   4,348,000.00
22. .  04-15-21  $   437,500.00  $ 10,000.00  $       0.00  $  337,500.00  $  8,500.00  $   81,500.00  $   4,511,000.00
23. .  04-15-22  $   437,500.00  $ 10,000.00  $       0.00  $  337,500.00  $  8,500.00  $   81,500.00  $   4,674,000.00
24. .  04-15-23  $   437,500.00  $ 10,000.00  $       0.00  $  337,500.00  $  8,500.00  $   81,500.00  $   4,837,000.00
25. .  04-15-24  $   437,500.00  $ 10,000.00  $       0.00  $  337,500.00  $  8,500.00  $   81,500.00  $   5,000,000.00

Total            $10,937,500.00  $250,000.00  $       0.00  $8,437,500.00  $212,500.00  $2,037,500.00  $   5,000,000.00


       Sinking  Fund II
         Market Value
Year     $1,100,000.00
1 . .  $    1,393,500.00
2 . .  $    1,687,000.00
3 . .  $    1,980,500.00
4 . .  $    2,274,000.00
5 . .  $    2,567,500.00
6 . .  $    2,861,000.00
7 . .  $    3,154,500.00
8 . .  $    3,448,000.00
9 . .  $    3,741,500.00
10. .  $    4,035,000.00
11. .  $    4,328,500.00
12. .  $    4,622,000.00
13. .  $    4,915,500.00
14. .  $    5,209,000.00
15. .  $    5,502,500.00
16. .  $    5,796,000.00
17. .  $    6,089,500.00
18. .  $    6,383,000.00
19. .  $    6,676,500.00
20. .  $    6,970,000.00
21. .  $    7,263,500.00
22. .  $    7,557,000.00
23. .  $    7,850,500.00
24. .  $    8,144,000.00
25. .  $    8,437,500.00

Total  $    8,437,500.00

                                      40-ii

                      Net          Interest        Proceed         Gross        Admin /
         Year      Interest        Earned on         from          Cash         General    Management     Income
Year    Ending      Income      Invested Funds   Pref. Stock       Flow        Expenses       Fees         Tax
1 . .  04-15-00  $   81,500.00  $      8,150.00  $       0.00  $   89,650.00  $ 25,000.00  $ 10,000.00  $ 3,500.00
2 . .  04-15-01  $   81,500.00  $      8,150.00  $       0.00  $   89,650.00  $ 25,000.00  $ 10,000.00  $ 3,500.00
3 . .  04-15-02  $   81,500.00  $      8,150.00  $       0.00  $   89,650.00  $ 25,000.00  $ 10,000.00  $ 3,500.00
4 . .  04-15-03  $   81,500.00  $      8,150.00  $       0.00  $   89,650.00  $ 25,000.00  $ 10,000.00  $ 3,500.00
5 . .  04-15-04  $   81,500.00  $      8,150.00  $       0.00  $   89,650.00  $ 25,000.00  $ 10,000.00  $ 3,500.00
6 . .  04-15-05  $   81,500.00  $      8,150.00  $       0.00  $   89,650.00  $ 25,000.00  $ 10,000.00  $ 3,500.00
7 . .  04-15-06  $   81,500.00  $      8,150.00  $       0.00  $   89,650.00  $ 25,000.00  $ 10,000.00  $ 3,500.00
8 . .  04-15-07  $   81,500.00  $      8,150.00  $       0.00  $   89,650.00  $ 25,000.00  $ 10,000.00  $ 3,500.00
9 . .  04-15-08  $   81,500.00  $      8,150.00  $       0.00  $   89,650.00  $ 25,000.00  $ 10,000.00  $ 3,500.00
10. .  04-15-09  $   81,500.00  $      8,150.00  $       0.00  $   89,650.00  $ 25,000.00  $ 10,000.00  $ 3,500.00
11. .  04-15-10  $   81,500.00  $      8,150.00  $       0.00  $   89,650.00  $ 25,000.00  $ 10,000.00  $ 3,500.00
12. .  04-15-11  $   81,500.00  $      8,150.00  $       0.00  $   89,650.00  $ 25,000.00  $ 10,000.00  $ 3,500.00
13. .  04-15-12  $   81,500.00  $      8,150.00  $       0.00  $   89,650.00  $ 25,000.00  $ 10,000.00  $ 3,500.00
14. .  04-15-13  $   81,500.00  $      8,150.00  $       0.00  $   89,650.00  $ 25,000.00  $ 10,000.00  $ 3,500.00
15. .  04-14-14  $   81,500.00  $      8,150.00  $       0.00  $   89,650.00  $ 25,000.00  $ 10,000.00  $ 3,500.00
16. .  04-15-15  $   81,500.00  $      8,150.00  $       0.00  $   89,650.00  $ 25,000.00  $ 10,000.00  $ 3,500.00
17. .  04-15-16  $   81,500.00  $      8,150.00  $       0.00  $   89,650.00  $ 25,000.00  $ 10,000.00  $ 3,500.00
18. .  04-15-17  $   81,500.00  $      8,150.00  $       0.00  $   89,650.00  $ 25,000.00  $ 10,000.00  $ 3,500.00
19. .  04-15-18  $   81,500.00  $      8,150.00  $       0.00  $   89,650.00  $ 25,000.00  $ 10,000.00  $ 3,500.00
20. .  04-15-19  $   81,500.00  $      8,150.00  $       0.00  $   89,650.00  $ 25,000.00  $ 10,000.00  $ 3,500.00
21. .  04-15-20  $   81,500.00  $      8,150.00  $       0.00  $   89,650.00  $ 25,000.00  $ 10,000.00  $ 3,500.00
22. .  12-31-21  $   81,500.00  $      8,150.00  $       0.00  $   89,650.00  $ 25,000.00  $ 10,000.00  $ 3,500.00
23. .  04-15-22  $   81,500.00  $      8,150.00  $       0.00  $   89,650.00  $ 25,000.00  $ 10,000.00  $ 3,500.00
24. .  04-15-23  $   81,500.00  $      8,150.00  $       0.00  $   89,650.00  $ 25,000.00  $ 10,000.00  $ 3,500.00
25. .  04-15-24  $   81,500.00  $      8,150.00  $       0.00  $   89,650.00  $ 25,000.00  $ 10,000.00  $ 3,500.00

Total            $2,037,500.00  $    203,750.00  $       0.00  $2,241,250.00  $625,000.00  $250,000.00  $87,500.00


                        Net Cash  Flow   Transferred   Cumulative   Unrestricted    Cumulative     Cumulative
          Dividend      after expenses    to reserve     Reserve         Net       Unrestricted    Re-invested
Year   on Pref. Stock    and Dividend       funds         Fund       Cash  Flow     Cash  Flow    Cash Balance
1 . .  $          0.00  $     51,150.00  $  30,690.00  $ 30,690.00  $   20,460.00  $   20,460.00  $   51,150.00
2 . .  $          0.00  $     51,150.00  $  30,690.00  $ 61,380.00  $   20,460.00  $   40,920.00  $  102,300.00
3 . .  $          0.00  $     51,150.00  $  30,690.00  $ 92,070.00  $   20,460.00  $   61,380.00  $  153,450.00
4 . .  $          0.00  $     51,150.00  $  30,690.00  $122,760.00  $   20,460.00  $   81,840.00  $  204,600.00
5 . .  $          0.00  $     51,150.00  $  30,690.00  $153,450.00  $   20,460.00  $  102,300.00  $  255,750.00
6 . .  $          0.00  $     51,150.00  $  30,690.00  $184,140.00  $   20,460.00  $  122,760.00  $  306,900.00
7 . .  $          0.00  $     51,150.00  $  30,690.00  $214,830.00  $   20,460.00  $  143,220.00  $  358,050.00
8 . .  $          0.00  $     51,150.00  $  30,690.00  $245,520.00  $   20,460.00  $  163,680.00  $  409,200.00
9 . .  $          0.00  $     51,150.00  $  30,690.00  $276,210.00  $   20,460.00  $  184,140.00  $  460,350.00
10. .  $          0.00  $     51,150.00  $  30,690.00  $306,900.00  $   20,460.00  $  204,600.00  $  511,500.00
11. .  $          0.00  $     51,150.00  $  30,690.00  $337,590.00  $   20,460.00  $  225,060.00  $  562,650.00
12. .  $          0.00  $     51,150.00  $  30,690.00  $368,280.00  $   20,460.00  $  245,520.00  $  613,800.00
13. .  $          0.00  $     51,150.00  $  30,690.00  $398,970.00  $   20,460.00  $  265,980.00  $  664,950.00
14. .  $          0.00  $     51,150.00  $  30,690.00  $429,660.00  $   20,460.00  $  286,440.00  $  716,100.00
15. .  $          0.00  $     51,150.00  $  30,690.00  $460,350.00  $   20,460.00  $  306,900.00  $  767,250.00
16. .  $          0.00  $     51,150.00  $  30,690.00  $491,040.00  $   20,460.00  $  327,360.00  $  818,400.00
17. .  $          0.00  $     51,150.00  $  30,690.00  $521,730.00  $   20,460.00  $  347,820.00  $  869,550.00
18. .  $          0.00  $     51,150.00  $  30,690.00  $552,420.00  $   20,460.00  $  368,280.00  $  920,700.00
19. .  $          0.00  $     51,150.00  $  30,690.00  $583,110.00  $   20,460.00  $  388,740.00  $  971,850.00
20. .  $          0.00  $     51,150.00  $  30,690.00  $613,800.00  $   20,460.00  $  409,200.00  $1,023,000.00
21. .  $          0.00  $     51,150.00  $  30,690.00  $644,490.00  $   20,460.00  $  429,660.00  $1,074,150.00
22. .  $          0.00  $     51,150.00  $  30,690.00  $675,180.00  $   20,460.00  $  450,120.00  $1,125,300.00
23. .  $          0.00  $     51,150.00  $  30,690.00  $705,870.00  $   20,460.00  $  470,580.00  $1,176,450.00
24. .  $          0.00  $     51,150.00  $  30,690.00  $736,560.00  $   20,460.00  $  491,040.00  $1,227,600.00
25. .  $          0.00  $     51,150.00  $  30,690.00  $767,250.00  $   20,460.00  $  511,500.00  $1,278,750.00

Total  $          0.00  $  1,278,750.00  $ 767,250.00  $767,250.00  $  511,500.00  $  511,500.00  $1,278,750.00

                                     40-iii

EXHIBIT  C  OTHER  GENERAL  INFORMATION

                              FOR  INFORMATION ONLY



                               SECURITIES  BANKERS
                            ADDISON  SECURITIES, INC.
                       3305  Northland Drive , Suite  406
                                Austin, TX 78731
                                  512-406-3352

                                   ACCOUNTANT
                                MARY ELAINE MAYER
                           CERTIFIED PUBLIC ACCOUNTANT
                         5601 Bridge Street,  Suite 490
                             Fort Worth,   TX  76102
                                  817-429-0861

                                  LEGAL ADVISERS
                       HOBERT T. DOUGLAS II  & ASSOCIATES
                           HOBERT T. DOUGLAS II, ESQ.
                               2529 LANCASTER AVE.
                              FORT  WORTH, TX 76103
                                  817-531-3595

                                INDENTURE TRUSTEE
                            NEVADA FIRST HOLDING INC.
                            Corporate Trust Department
                           5130 Pecos  Drive Suite 2C
                              Las Vegas, NV  89120
                                  702-320-5315

EXHIBIT  D   RESOLUTION TO APPOINT DISTRIBUTING / PLACING   AND MANAGEMENT AGENT
AND  ACCEPTANCE  LETTER


                              MINUTES OF DIRECTORS

Friday  April  23,  1999

THE BOARD OF DIRECTOR OF INTERCONTINENTAL CAPITAL & INVESTMENT FUND, INC., HAVE HERENOW APPOINT EXECUTIVE BUSINESS SERVICES A TEXAS PARTNERSHIP AS THE PLACEMENT, MANAGEMENT AND DISTRIBUTING MANAGER OF OUR CORPORATE BOND SERIES 1, FLOATING RATE NOTES 1999-2024. AND WITH POWER TO APPOINT ANY BROKER/DEALER AS NEEDED. AS COMMISSION AND MANAGEMENT FEE , WE WILL PAY 4.5% COMMISSION ON ALL BOND SOLD ON OUR BEHALF.


/s/ David M. Swanner Jr.
_______________________________________
INTERCONTINENTAL  CAPITAL  &
INVESTMENT  FUND,  INC.,  SECRETARY
P. O.  Box  15155,  Fort  Worth,  TX  76119
Charter  #  01507389

EXHIBIT  D   RESOLUTION TO APPOINT DISTRIBUTING / PLACING   AND MANAGEMENT AGENT
AND  ACCEPTANCE  LETTER

                           EXECUTIVE BUSINESS SERVICE
                               4528  PECOS  STREET
                              FORT WORTH,  TX 76119
                     TELEPHONE 817-534-7305 FAX 817-534-7803
                          E-MAIL  EBS100@COMPUSERVE.COM
                                  ---------------------
                             WEB SITE WWW.EBS100.COM
                                      --------------

Friday  April  23,  1999

The  Board  of  Directors
INTERCONTINENTAL  CAPITAL  &
INVESTMENT  FUND,  INC.,  SECRETARY
P. O.  Box  15155,
Fort  Worth,
TX  76119

Please accept this as our official letter of acceptance of the duties of the PLACEMENT, MANAGEMENT AND DISTRIBUTING MANAGER of your Corporate Bond Series 1 Floating Rate Notes 1999-2024 $5,000,000.00. We will perform this duties to the best of our ability and retain any and all professional services that will be required in performing our duties. We further agree to the fee of 4.5% for said services

Sincerely,

 For  Executive  Business  Service


/s/ Laverne  Suleman
Laverne  Suleman
Operations  Manager

EXHIBIT E DIRECTORS MEETING TO ISSUE THE CORPORATE BOND SERIES 1 FLOATING RATE 1999 - 2024



                         MINUTES OF DIRECTORS' MEETINGS

                INTERCONTINENTAL CAPITAL & INVESTMENT FUND, INC.

The  Board  of  Directors  of  INTERCONTINENTAL CAPITAL & INVESTMENT  FUND, INC.
held  a  regular  meeting  at  the  following  time,  date  and  place:
     Time:  10.00  AM  ,     Date:  Friday April 23,1999    Place:  FORT  WORTH,
TEXAS

The following individuals, constituting the entire membership of the Board of directors, were present at the meeting:
 MR  BONIFACE  SULEMAN  ODIODIO,  MR.  JERMYN  CHAN,  AND  MR  DAVID M. SWANNER.

The Corporation's President, chaired the meeting, and David M. Swanner, the Corporation's Secretary, served as Secretary of the meeting. The Secretary read a waiver of notice of the meeting that was signed by all of the directors and was directed to attach the waiver of notice to the minutes of the meeting. The Chairman announced that a quorum of the directors was present and that the meeting could proceed with business.

The Secretary distributed copies of the minutes of the previous regular meeting of the directors that had been held on 30th of Sept. 1998, and upon a duly made and seconded motion, the minutes of the aforesaid previous regular meeting were approved.

Next, the Board heard the report of the Corporation's President, and was advised that as of the close of business on the 28th, day of February, 1999, the Corporation had net profits of Zero Dollars and the Assets value $50,000.00 and no Liabilities.

Upon a motion duly made and seconded and unanimously carried It was then RESOLVED, that a $5,000,000.00 Bond at $1,000.00 each for total of 5,000 bonds be issued to the public as per instrument attached to this minutes , and it is FURTHER RESOLVED, that the President is hereby directed to perform all act to issue said instrument and the Treasurer is hereby directed to pay the expense for the issuance of the instrument on behalf of the corporation, and it is FURTHER RESOLVED, that the Bond once issued will be a binding obligation of this corporation.
FURTHER RESOLVED, that the corporation indemnify the any and all agents, attorneys, accountant, officers, employees, directors and shareholders for any act performed in good faith on behalf of the corporation in the issuance of the $5,000,000.00 corporate Bond.

Upon a motion duly made and seconded and unanimously carried, it was RESOLVED, that the salary of the President and all vice President of the Corporation is to be $50,000.00 Dollars each per year, and that term for which his or her employment shall continue under this resolution shall be one year. Next, upon the conclusion of the vote on the above-described resolution, the President and chairman presented to the meeting an Indenture Agreement

Next, the Board considered the proposed agreement for the Indenture Agreement, that had been negotiated by the President, and it was

RESOLVED, that The Corporation should accept the proposed agreement once dated and accepted by the Indenture Trustee a copy of which is attached to the minutes of this meeting, and by this Resolution directs the President to execute the aforesaid agreement. As no other business was before the meeting, a duly made and seconded motion to adjourn was carried.

/s/ David M. Swanner Jr.
_________________________________________________________________
INTERCONTINENTAL  CAPITAL  &  INVESTMENT  FUND,  INC.,  Secretary

                                  UNDERTAKINGS.

We the undersigned registrant hereby undertakes to file during any period in which offer or sales are made, a post effective amendment to this registration statement and include any material information with respect to any material change to any information in this registration statement.

We have provided information and documents as required under section 310 of the Trust Indenture act of 1939 so as the commission may determine the eligible to act as trustee. see: "Statement of Eligibility of Trustee" We the undersigned registrant hereby further undertakes to provide any additional information that the commission may seek to determine the eligibility of the trustee under indentures for securities to be issued.



THIS PUBLIC SECURITIES OFFER IS REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION (SEC) AND ITS AMENDMENTS AND REGULATIONS. THEREFORE, ANY ADDITIONAL INFORMATION THE ISSUER IS OBLIGATED TO PROVIDE SAID COMMISSION WILL BE AVAILABLE FOR PUBLIC EXAMINATION AT THE OFFICES OF THE SECURITIES AND EXCHANGE COMMISSION (SEC).

                                                          SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth., State of Texas on  May  1st,  1999

                             INTERCONTINENTAL  CAPITAL &  INVESTMENT  FUND  INC.
                                                                    (Registrant)

                                           By /s/ Boniface Suleman Odiodio
                                             ___________________________________
                                                           (Signature and Title)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                                          Boniface Suleman Odiodio
                                         _______________________________________
                                                                          (Name)
                                          /s/ Boniface Suleman Odiodio
                                         _______________________________________
                                                                     (Signature)
                                          President
                                         _______________________________________
                                                                         (Title)
                                          May 1, 1999
                                         _______________________________________
                                                                          (Date)

                                    Appendix A
                                    ----------
                            Trust Indenture Agreement
                            -------------------------

                            NAVADA FIRST HOLDINGS INC
                       An Incorporation & Consulting Firm
                          5130 S.  Pecos Road Suite 2C
                             Las Vegas, Nevada 89120
                   Tel.  (702) 320-5315, Fax  (802)  320-5320
                           E-mail Info@nevadafirst.com
                                  --------------------
                         Web site WWW.travelersgroup.com
                                  ----------------------


PRIVATE  AND  CONFIRDENTIAL


April  29,  1999

Mr.  Boniface  Suleman
President
Intercontinental  Capital  &  Investment  fund,  Inc.
4528  Pecos  St.
Fort  Worth,  TX  76119

RE:  Trustee  for  Indenture  Agreement

Dear  Mr.  Suleman:

Please find the enclosed Indenture agreement signed and notarized, we have prepared and enclosed a statement of financial conditions, let us know if this is acceptable, for this qualify us as trustee under section 12.09 "Variable provisions" of the Trust Indenture Agreement as required by the minimum capital required by TIA section 310(a)(2)

Our Agreement is that upon funding of this Indenture, a deposit of $10,000.00 will be required for the continued activity of the trustee, An initial accounting will be provided upon the completion of the first phase of this project.

Please  confirm  receipt.



                                        RESPECTFULLY





                                        /s/ WAYNE  A.  MCMINIMENT
                                        WAYNE  A.  MCMINIMENT
                                        GENERAL  MANAGER

                            NAVADA FIRST HOLDINGS INC
                       An Incorporation & Consulting Firm
                          5130 S.  Pecos Road Suite 2C
                             Las Vegas, Nevada 89120
                   Tel.  (702) 320-5315, Fax  (802)  320-5320
                           E-mail Info@nevadafirst.com
                                  --------------------
                         Web site WWW.travelersgroup.com
                                  ----------------------



April  29,  1999

Intercontinental  Capital  &  Investment  fund,  Inc.

RE:  Trustee  for  Indenture  Agreement

To  Whom  it  may  concern

The  following  is  a current financial statement for Nevada First Holding, Inc.

Asset

    Cash in Accounts . . . . . . . . . . . .  $ 15.230.12
    Real Estate. . . . . . . . . . . . . . .  $         0
    Investment Stock & Bonds . . . . . . . .  $         0
    Building & Equipment . . . . . . . . . .  $ 78,200.00
    Receivable . . . . . . . . . . . . . . .  $ 36.453.00
    Other  Assets   Mortgages. . . . . . . .  $113,887.15
                              Corporations .  $ 24,500.00

Total  Assets. . . . . . . . . . . . . . . .  $268,500.00

Liabilities & Stock  Holders Equities

    Accounts Payable (short Term). . . . . .  $  4,753.00
    Notes Payable (Long Term). . . . . . . .  $ 57,321.15

Total Liabilities. . . . . . . . . . . . . .  $ 62,074.15

Stock  Holder's Equities

    Stock paid in. . . . . . . . . . . . . .  $         0
    Paid in capital. . . . . . . . . . . . .  $206,196.12

Total Liabilities & Stock  Holders Equities.  $268,500.00




                                             /s/ Wayne A. McMiniment
                                             Wayne  A.  McMiniment
                                             General  Manager

                          THE TRUST INDENTURE AGREEMENT

                INTERCONTINENTAL CAPITAL & INVESTMENT FUND, INC.
                                       AND
                            NEVADA FIRST HOLDINGS INC
                                     TRUSTEE
                           DATED AS OF APRIL 15, 1999
                                  $5,000,000.00
             CORPORATE BOND SERIES 1, FLOATING RATE NOTES 1999-2024




INDENTURE dated as of April 15th, 1999, between INTERCONTINENTAL CAPITAL & INVESTMENT FUND, INC., a Texas corporation ("Company"), and NEVADA FIRST HOLDING INC., ("Trustee").

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's Corporate Bond Series 1, Floating Rate Notes due 2024 ("Securities"):

                                    ARTICLE 1
                     DEFINITIONS AND RULES OF CONSTRUCTION;
                    APPLICABILITY OF THE TRUST INDENTURE ACT

SECTION  1.01  DEFINITIONS

"Affiliate" Any Person controlling or controlled by or under common control with the Company. "Control" for this definition means the power to direct the management and policies of a Person, directly or indirectly, whether through the
ownership  of  voting  securities,  by  contract,  or  otherwise.   The  terms
"controlling"  and  "controlled"  have  meanings  correlative  to the foregoing.

 "Agent"  Any  Registrar,  Transfer  Agent,  Paying  Agent  or Conversion Agent.

"Board" The Board of Directors of the Company or any officer or committee thereof authorized to act for such Board.

"Business  Day"  A  day  that  is  not  a  Legal  Holiday.

"Company" The party named as such above until a successor which duly assumes the obligations upon the Securities and under the Indenture replaces it and thereafter means the successor.

"Debt" means, with respect to any Person, (i) any obligation of such Person to pay the principal of, premium of, if any, interest on (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company, whether or not a claim for such post-petition interest is allowed in such proceeding), penalties, reimbursement or indemnification amounts, fees, expenses or other amounts relating to any indebtedness, and any other liability, contingent or otherwise, of such Person
(A) for borrowed money (including instances where the recourse of the lender is to the whole of the assets of such Person or to a portion thereof), (B) evidenced by a note, debenture or similar instrument (including a purchase money obligation) including securities, (C) for any letter of credit or performance bond in favor of such Person, or (D) for the payment of money relating to a capitalized lease obligation; (ii) any liability of others of the kind described in the preceding clause (i), which the Person has guaranteed or which is otherwise its legal liability; (iii) any obligation secured by a lien to which the property or assets of such Person are subject, whether or not the obligations secured thereby shall have been assumed by or shall otherwise be such Person's legal liability; and (iv) any and all deferrals, renewals, extensions and refunding of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (i), (ii) or
(iii).

"Default" Any event which is, or after notice or passage of time would be, an Event of Default.

"Exchange  Act"  The  Securities  Exchange  Act  of  1934,  as  amended.

"Holder"  or  "Security holder" A Person in whose name a Security is registered.

"Indenture" This Indenture as amended from time to time, including the terms of the Securities and any amendments.

"Officers' Certificate" A certificate signed by two Officers, one of whom must be the President, the Treasurer or a Vice President of the Company. See Sections
12.03  and  12.04.

"Opinion of Counsel" Written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee. See Sections 12.03 and 12.04.

"Person" Any individual, corporation, partnership, joint venture, association, limited liability company, joint stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

"Principal" of a Security means the principal of the Security plus the premium, if any, on the Security which is due or overdue or is to become due at the relevant time.

"Representative" The indenture trustee or other trustee, agent or representative for an issue of Senior Debt.

"SEC"  The  Securities  and  Exchange  Commission.

"Securities"  The  Securities  described  above  issued  under  this  Indenture.

"Senior Debt" Debt of the Company, whenever incurred, outstanding at any time except (i) Debt that by its terms is not senior in right of payment to the Securities, and (ii) Debt held by the Company or any Affiliate of the Company.

"TIA" The Trust Indenture Act of 1939, as amended, as in effect on the date of this Indenture, except as provided in Sections 1.04 and 9.03.

"Trust Officer" The Chairman, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters or to whom a matter concerning the Indenture may be referred.

"Trustee" The party named as such above until a successor replaces it and thereafter means the successor. See also Section 11.14.

"U.S. Government Obligations" Securities that are direct, noncallable, nonredeemable obligations of, or noncallable, nonredeemable obligations guaranteed by, the United States of America for the timely payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

SECTION  1.02  OTHER  DEFINITIONS.  DEFINED  IN  TERM  SECTION

Term                           Defined in Section
"Bankruptcy Law". . . . . . .                6.01
"Cash Equivalents". . . . . .               11.11
"Common Stock". . . . . . . .               10.01
"Conversion Agent". . . . . .                2.03
"Custodian" . . . . . . . . .                6.01
"Defaulted Interest". . . . .                2.13
"Distribution". . . . . . . .               11.14
"Event of Default". . . . . .                6.01
"Junior Securities" . . . . .               11.11
"Legal Holiday" . . . . . . .               12.06
"Officer" . . . . . . . . . .               12.09
"Paying Agent". . . . . . . .                2.03
"Payment Blockage Period" . .               11.14
"Payment Default" . . . . . .               11.03
"Payment Notice". . . . . . .               11.03
"Proceeding". . . . . . . . .               11.14
"Quoted Price". . . . . . . .               10.11
"Registrar" . . . . . . . . .                2.03
"Senior Debt Default Notice".               11.14
"Senior Debt Payment Default"               11.14
"Transfer Agent". . . . . . .                2.03

SECTION  1.03  RULES  OF  CONSTRUCTION.

Unless  the  context  otherwise  requires:

1. a term defined in Sections 1.01 or 1.02 has the meaning assigned to it therein, and terms defined in the TIA have the meanings assigned to them in the TIA;

2. an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in the United States;

3.     "or"  is  not  exclusive;

4. words in the singular include the plural, and words in the plural include the singular;

5.     provisions  apply  to  successive  events  and  transactions;

6. "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other
subdivision;   and

7.     "including"  means  including  without  limitation.


SECTION  1.04  TRUST  INDENTURE  ACT.

The provisions of TIA 310 through 317 that impose duties on any Person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture. If any provision of this Indenture limits, qualifies or conflicts with such duties, the imposed duties shall control. If a provision of the TIA requires or permits a provision of this Indenture and the TIA provision is amended, then the Indenture provision shall be automatically amended to like effect.

                                    ARTICLE 2

                                 THE SECURITIES
                                 --------------

SECTION  2.01  FORM  AND  DATING.

The Securities and the certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by Section 2.11, law, stock exchange rule, automated quotation system, agreements to which the Company is subject, or usage. Each Security shall be dated the date of its authentication.

SECTION  2.02  EXECUTION  AND  AUTHENTICATION.

Two Officers shall sign the Securities for the Company by manual or facsimile signature.

If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security is still valid.

A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

The Trustee shall authenticate Securities for original issue up to the amount stated in paragraph 4 of Exhibit A in accordance with an Officers' Certificate of the Company. The aggregate principal amount of Securities outstanding at any time may not exceed that amount except as provided in Section 2.07.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate.

SECTION  2.03  AGENTS.

The Company shall maintain an office or agency where Securities may be authenticated ("Registrar"), where Securities may be presented for registration of transfer or for exchange ("Transfer Agent"), where Securities may be presented for payment ("Paying Agent") and where Securities may be presented for conversion ("Conversion Agent"). Whenever the Company must issue or deliver
Securities pursuant to this Indenture, the Trustee shall authenticate the Securities at the Company's request. The Transfer Agent shall keep a register of the Securities and of their transfer and exchange.

The Company may appoint more than one Registrar, Transfer Agent, Paying Agent or Conversion Agent. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company does not appoint another Registrar, Transfer Agent, Paying Agent, or Conversion Agent, the
Trustee  shall  act  as  such.

SECTION  2.04  PAYING  AGENT  TO  HOLD  MONEY  IN  TRUST.

On or prior to each due date of the Principal and interest on any Security, the Company shall deposit with the Paying Agent a sum sufficient to pay such Principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent will hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of the Principal of or interest on the Securities and will notify the Trustee of any Default by the Company in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee. If the Company or any Affiliate acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund.

SECTION  2.05  SECURITYHOLDER  LISTS.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar and Transfer Agent, the Company shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

SECTION  2.06  TRANSFER  AND  EXCHANGE.

The Securities shall be issued in registered form and shall be transferable only upon surrender of a Security for registration of transfer. When a Security is presented to the Transfer Agent with a request to register a transfer or to exchange them for an equal principal amount of Securities of other denominations, the Transfer Agent shall register the transfer or make the exchange if its requirements for such transactions are met and the Security has not been redeemed. The Company may charge a reasonable fee for any registration of transfer or exchange but not for any exchange pursuant to Section 2.10, 3.06,
9.05 or 10.02. All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture will evidence the same debt and will be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

SECTION  2.07  REPLACEMENT  SECURITIES.

If the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, then, in the absence of notice to the Company that the Security has been acquired by a protected purchaser, the Company shall issue a replacement Security. If required by the Trustee or the Company, an indemnity bond must be sufficient in the judgment of both to protect the Company, the Trustee and the Agents from any loss which any of them may suffer if a Security is replaced. The Company or the Trustee may charge the Holder for its expenses in replacing a Security. Every replacement Security is an additional obligation of the Company.

SECTION  2.08  OUTSTANDING  SECURITIES.

Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by the Transfer Agent, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate holds the Security.

If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Company receives proof satisfactory to it that the replaced Security is held by a protected purchaser.

If Securities are considered paid under Section 4.01, they cease to be outstanding and interest on them ceases to accrue.

SECTION  2.09  TREASURY  SECURITIES  DISREGARDED  FOR  CERTAIN  PURPOSES.

In determining whether the Holders of the required Principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or an Affiliate shall be disregarded and deemed not to be outstanding, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded.
[Securities so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee's right to deliver any such direction, waiver or consent with respect to the Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.]

SECTION  2.10  TEMPORARY  SECURITIES.

Until definitive Securities are ready for delivery, the Company may use temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall deliver definitive Securities in exchange for temporary Securities.

[SECTION  2.11  GLOBAL  SECURITIES.

The Company may issue some or all of the Securities in temporary or permanent global form. The Company may issue a global Security only to a depository. A depository may transfer a global Security only to its nominee or to a successor depository. A global Security shall represent the amount of Securities specified in the global Security. A global Security may have variations that the depository requires or that the Company considers appropriate for such a security.

Beneficial owners of part or all of a global Security are subject to the rules of the depository as in effect from time to time.

The Company, the Trustee and the Agents shall not be responsible for any acts or omissions of a depository, for any depository records of beneficial ownership interests or for any transactions between the depository and beneficial owners.]

SECTION  2.12  CANCELLATION.

The Company at any time may deliver Securities to the Transfer Agent for cancellation. The Paying Agent and Conversion Agent shall forward to the Transfer Agent any Securities surrendered to them for payment or conversion. The Transfer Agent shall cancel all Securities surrendered for registration of transfer, exchange, payment, conversion or cancellation and shall dispose of canceled Securities as the Company directs. The Company may not issue new Securities to replace Securities that it has paid or which have been delivered to the Transfer Agent for cancellation or that any Securityholder has converted.

SECTION  2.13  DEFAULTED  INTEREST.

If the Company Defaults in a payment of interest on the Securities ("Defaulted Interest") such Defaulted Interest shall cease to be payable to the Securityholder on the relevant record date and shall be paid by the Company, at its election, under either (1) or (2) below:

(1) The Company may pay the Defaulted Interest to the Persons which are Securityholders on a subsequent special record date. The Company shall notify the Trustee of the amount of Defaulted Interest to be paid and pay over such amount to the Trustee. The Trustee shall then fix a special record date and at the Company's expense shall notify Securityholders not less than 10 days prior to such special record date of the proposed payment, of the special record date, and of the payment date.

(2) The Company may make payment of Defaulted Interest in any lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Securities may be listed or designated for issuance.

                                    ARTICLE 3

                                   REDEMPTION
                                   ----------

SECTION  3.01  NOTICE  TO  TRUSTEE.

If Securities are to be redeemed, the Company shall notify the Trustee of the redemption date, the Principal amount of Securities to be redeemed and the provision of the Securities permitting or requiring the redemption.

The Company may reduce the Principal amount of Securities required to be redeemed pursuant to Paragraph Six of the Securities if it notifies the Trustee of the amount of the credit and the basis for it by delivery of an Officers' Certificate. If the reduction is based on a credit for redeemed or canceled Securities, or Securities that the Company has not previously delivered to the Transfer Agent for cancellation, the Company shall deliver such Securities to the Transfer Agent before the notice of redemption is mailed to Holders.

The Company shall give each notice provided for in this Section at least 50 days before the redemption date unless a shorter period is satisfactory to the Trustee. [If fewer than all the Securities are to be redeemed, the record date relating to such redemption shall be selected by the Company and given to the Trustee, which record date shall be not less than 15 days after the date of notice to the Trustee.]

SECTION  3.02  SELECTION  OF  SECURITIES  TO  BE  REDEEMED.

If less than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed by a method that complies with the requirements, if any, of any stock exchange on which the Securities are listed and that the Trustee considers fair and appropriate, which may include selection pro rata or by lot. The Trustee shall make the selection from Securities outstanding not previously called for redemption. The Trustee may select for redemption portions of the Principal of Securities that have denominations larger than $1000. Securities and portions thereof selected by the Trustee shall be in amounts of $1000 or whole multiples of $1000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

SECTION  3.03  NOTICE  OF  REDEMPTION.

At least 30 days but not more than 60 days before a redemption date, the Company shall mail a notice of redemption to each Holder whose Securities are to be redeemed.

The  notice  shall  identify  the  Securities  to  be  redeemed and shall state:

(1)     the  redemption  date;
(2)     the  redemption  price;
(3)     the  conversion  price;
(4)     the  name  and  address  of  the  Paying  Agent  and  Conversion  Agent;
(5) that convertible Securities called for redemption may be converted at any time before the close of business on the Business Day immediately preceding the redemption date;
(6) that Holders who want to convert Securities must satisfy the requirements for conversion set forth in the Securities;
(7) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;
(8) that, unless the Company Defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date; and
(9) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense.

SECTION  3.04  EFFECT  OF  NOTICE  OF  REDEMPTION.

Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date at the redemption price. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

SECTION  3.05  DEPOSIT  OF  REDEMPTION  PRICE.

On or before the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or any Affiliate is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which have been delivered by the Company to the Transfer Agent for cancellation. The Paying Agent shall return to the Company any money not required for that purpose because of conversion of Securities.

Unless the Company shall Default in the payment of Securities (and accrued interest) called for redemption, interest on such Securities shall cease to accrue after the redemption date. Securities called for redemption shall cease to be convertible after the close of business on the Business Day immediately preceding the redemption date, unless the Company shall Default in the payment of such Securities on the redemption date, in which event the Securities shall remain convertible until paid (together with accrued interest).

SECTION  3.06  SECURITIES  REDEEMED  IN  PART.

Upon surrender of a Security that is redeemed in part, the Company shall deliver to the Holder (at the Company's expense) a new Security equal in Principal amount to the unredeemed portion of the Security surrendered.

                                    ARTICLE 4

                                    COVENANTS
                                    ---------

SECTION  4.01  PAYMENT  OF  SECURITIES.

The Company shall pay the Principal of and interest on the Securities on the dates and in the manner provided in the Securities and this Indenture. Principal and interest shall be considered paid on the date due if the Paying Agent holds in accordance with this Indenture on that date money sufficient to pay all Principal and interest then due and the Paying Agent is not prohibited from paying such money to the Holders on such date pursuant to the terms of this Indenture.

The Company shall pay interest on overdue Principal at the rate borne by the Securities; it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

SECTION  4.02  SEC  REPORTS.

The Company shall file with the Trustee within 15 days after it files them with the SEC copies of the annual reports and of the information, documents, and other reports which the Company is required to file with the SEC pursuant to
Section 13 or 15(d) of the Exchange Act. The Company will cause any quarterly and annual reports which it makes available to its stockholders to be mailed to the Holders. The Company will also comply with the other provisions of TIA 314(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute notice or constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer's Certificates).

SECTION  4.03  COMPLIANCE  CERTIFICATE.

The Company shall deliver to the Trustee, within [105] days after the end of each fiscal year of the Company, a brief certificate signed by the principal executive officer, principal financial officer or principal accounting officer of the Company, as to the signer's knowledge of the Company's compliance with all conditions and covenants contained in this Indenture (determined without regard to any period of grace or requirement of notice provided herein).

SECTION  4.04  NOTICE  OF  CERTAIN  EVENTS.

The Company shall give prompt written notice to the Trustee and any Paying Agent of (i) any Proceeding, (ii) any default or event of default, and any cure or waiver thereof, (iii) any acceleration of any Senior Debt, and (iv) if and when the Securities are listed on any stock exchange.

                                    ARTICLE 5

                                   SUCCESSORS
                                   ----------

SECTION  5.01  WHEN  COMPANY  MAY  MERGE,  ETC.

The Company shall not consolidate or merge with or into, or transfer all or substantially all of its assets to, any Person unless:

(1) either the Company shall be the resulting or surviving entity or such Person is a corporation organized and existing under the laws of the United
States,  a  State  thereof  or  the  District  of  Columbia;

(2) if the Company is not the resulting or surviving entity, such Person assumes by supplemental indenture all the obligations of the Company under the Securities and this Indenture, except that it need not assume the obligations of the Company as to conversion of Securities if pursuant to Section 10.17 the Company or another Person enters into a supplemental indenture obligating it to deliver securities, cash or other assets upon conversion of Securities; and

(3) immediately before and immediately after the transaction no Default exists.

The Company shall deliver to the Trustee prior to the proposed transaction an Officers' Certificate and an Opinion of Counsel, each of which shall state that such consolidation, merger or transfer and such supplemental indenture comply with this Article 5 and that all conditions precedent herein provided for relating to such transaction have been complied with.

SECTION  5.02  SUCCESSOR  CORPORATION  SUBSTITUTED.

Upon any consolidation or merger, or any transfer of all or substantially all of the assets of the Company in accordance with Section 5.01, the successor corporation formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Securities with the same effect as if such successor corporation had been named as the Company herein and in the Securities.

                                    ARTICLE 6

                              DEFAULTS AND REMEDIES
                              ---------------------

SECTION  6.01  EVENTS  OF  DEFAULT.

An  "Event  of  Default"  occurs  if:

(1) the Company Defaults in the payment of interest on any Security when the same becomes due and payable and such Default continues for a period of [30] days;

(2) the Company Defaults in the payment of the Principal of any Security when the same becomes due and payable at maturity, upon redemption or otherwise;

(3) the Company fails to comply with any of its other agreements in the Securities or this Indenture and such failure continues for the period and after the notice specified below;

(4)     the  Company  pursuant  to  or within the meaning of any Bankruptcy Law:

(A)     commences  a  voluntary  case,

(B) consents to the entry of an order for relief against it in an involuntary case,

(C) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

(D)     makes  a  general  assignment  for  the  benefit  of  its  creditors; or

(5) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)     is  for  relief  against  the  Company  in  an  involuntary  case,

(B) appoints a Custodian of the Company or for all or substantially all of its property, or

(C) orders the liquidation of the Company, and the order or decree remains unstayed and in effect for 60 days.

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

The term "Bankruptcy Law" means title 11, U.S. Code or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

A Default under clause (3) is not an Event of Default until the Trustee or the Holders of at least 25% in Principal amount of the Securities notify the Company and the Trustee of the Default and the Company does not cure the Default within [60] days after receipt of the notice. The notice must specify the Default, demand that it be remedied to the extent consistent with law, and state that the notice is a "Notice of Default".

SECTION  6.02  ACCELERATION.

If an Event of Default occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in Principal amount of the Securities by notice to the Company and the Trustee, may declare the Principal of and accrued interest on all the Securities to be due and payable. Upon such declaration the Principal and interest shall be due and payable immediately.

The Holders of a majority in Principal amount of the Securities by notice to the Company and the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of Principal or interest that has become due solely because of the acceleration.

SECTION  6.03  OTHER  REMEDIES.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of Principal or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.
The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION  6.04  WAIVER  OF  PAST  DEFAULTS.

The Holders of a majority in Principal amount of the Securities by notice to the Trustee may waive an existing Default and its consequences except:

(1) a Default in the payment of the Principal of or interest on any Security;

(2) a Default with respect to a provision that under Section 9.02 cannot be amended without the consent of each Securityholder affected; or

(3)  a  Default  under  Article  10.

SECTION  6.05  CONTROL  BY  MAJORITY.

The Holders of a majority in Principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, is unduly prejudicial to the rights of other Securityholders, or would involve the Trustee in personal liability [for which the Trustee has not received a satisfactory indemnity therefor].

SECTION  6.06  LIMITATION  ON  SUITS.

A Securityholder may pursue a remedy with respect to this Indenture or the Securities only if:

(1)     the Holder gives to the Trustee notice of a continuing Event of Default;

(2) the Holders of at least 25% in Principal amount of the Securities make a request to the Trustee to pursue the remedy and offers to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

(3) the Trustee either (i) gives to such Holders notice it will not comply with the request, or (ii) does not comply with the request within [30] days after receipt of the request and the offer of indemnity; and

(4) the Holders of a majority in Principal amount of the Securities do not give the Trustee a direction inconsistent with the request prior to the earlier of the date, if ever, on which the Trustee delivers a notice under Section 6.06(3)(i) or the expiration of the period described in Section 6.06(3)(ii).

A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

SECTION  6.07  RIGHTS  OF  HOLDERS  TO  RECEIVE  PAYMENT.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of Principal and interest on the Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder. Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to bring suit for the enforcement of the right to convert the Security shall not be impaired or affected without the consent of the Holder.

Nothing in this Indenture limits or defers the right or ability of Holders to petition for commencement of a case under applicable Bankruptcy Law to the extent consistent with such Bankruptcy Law.

SECTION  6.08  PRIORITIES.

If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

First:  to  the  Trustee  for  amounts  due  under  Section  7.07;

Second:  to  holders  of  Senior  Debt  to  the  extent  required by Article 11;

Third: to Securityholders for amounts due and unpaid on the Securities for Principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for Principal and interest, respectively; and

Fourth:  to  the  Company.

The Trustee may fix a record date and payment date for any payment to Securityholders.

SECTION  6.09  UNDERTAKING  FOR  COSTS.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in Principal amount of the Securities.

SECTION  6.10  PROOF  OF  CLAIM.

In the event of any Proceeding, the Trustee may immediately file a claim for the unpaid balance of its Securities in the form required in the Proceeding and cause the claim to be approved or allowed. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Debt to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment, or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Debt to vote in respect of the claim of any Securityholder in any Proceeding.

SECTION  6.11  ACTIONS  OF  A  HOLDER.

For the purpose of providing any consent, waiver or instruction to the Company or a Trustee, a "Holder" or "Securityholder" shall include a person who provides to the Company or a Trustee, as the case may be, an affidavit of beneficial ownership of a Security together with a satisfactory indemnity against any loss, liability or expense to such party to the extent that it acts upon such affidavit of beneficial ownership (including any consent, waiver or instructions given by a Person providing such affidavit and indemnity).

                                    ARTICLE 7

                                     TRUSTEE
                                     -------

SECTION  7.01  DUTIES  OF  TRUSTEE.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent Person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b)     Except  during  the  continuance  of  an  Event  of  Default:

(1) The Trustee need perform only those duties that are specifically set forth in this Indenture and no others.

(2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(1) This paragraph does not limit the effect of paragraph (b) of this Section.

(2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

(3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(4) The Trustee may refuse to perform any duty or exercise any right or power which would require it to expend its own funds or risk any liability if it shall reasonably believe that repayment of such funds or adequate indemnity against such risk is not reasonably assured to it.

(d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

(e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION  7.02  RIGHTS  OF  TRUSTEE.

(a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Certificate or Opinion.

(c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

(e) Except in connection with compliance with TIA 310 or 311, the Trustee shall only be charged with knowledge of Trust Officers.

SECTION  7.03  INDIVIDUAL  RIGHTS  OF  TRUSTEE.

The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or an Affiliate with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to TIA 310(b) and 311.

SECTION  7.04  TRUSTEE'S  DISCLAIMER.

The Trustee shall have no responsibility for the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities and it shall not be responsible for any statement in the Securities other than its authentication.

SECTION  7.05  NOTICE  OF  DEFAULTS.

If a continuing Default is known to the Trustee, the Trustee shall mail to Securityholders a notice of the Default within 90 days after it occurs. Except in the case of a Default in payment on any Security, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Securityholders.

SECTION  7.06  REPORTS  BY  TRUSTEE  TO  HOLDERS.

If required pursuant to TIA 313(a), within 60 days after the reporting date stated in Section 12.09, the Trustee shall mail to Securityholders a brief report dated as of such reporting date that complies with TIA 313(a). The Trustee also shall comply with TIA 313(b)(2). A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange on which the Securities are listed.

SECTION  7.07  COMPENSATION  AND  INDEMNITY.

The Company shall pay to the Trustee from time to time reasonable compensation for its services, including for any Agent capacity in which it acts. The
Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it. Such expenses shall include the reasonable compensation and out-of- pocket expenses of the Trustee's agents and counsel.

The Company shall indemnify the Trustee against any loss, liability or expense incurred by it. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, not unreasonably to be withheld.

The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through gross negligence or bad faith.

To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay Principal and interest on particular Securities.

Without prejudice to its rights hereunder, when the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(4) or (5) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION  7.08  REPLACEMENT  OF  TRUSTEE.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

The Trustee may resign by so notifying the Company. The Holders of a majority in Principal amount of the Securities may remove the Trustee by so notifying the Trustee and the Company. The Company may remove the Trustee if:

(1)     the  Trustee  fails  to  comply  with  Section  7.10;

(2)     the  Trustee  is  adjudged  a  bankrupt  or  an  insolvent;

(3) a receiver or public officer takes charge of the Trustee or its property; or

(3)     the  Trustee  becomes  incapable  of  acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or, subject to
Section 6.09, any Securityholder may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. Within one year after a successor Trustee appointed by the Company or a court pursuant to this Section 7.08 takes office, the Holders of a majority in Principal amount of the Securities may appoint a successor Trustee to replace such successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

SECTION  7.09  SUCCESSOR  TRUSTEE  BY  MERGER,  ETC.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee, if such successor corporation is eligible and qualified under Section 7.10.

SECTION  7.10  ELIGIBILITY;  DISQUALIFICATION.

This Indenture shall always have a Trustee who satisfies the requirements of TIA 310(a)(1) and 310(a)(2). The Trustee shall always have a combined capital and surplus as stated in Section 12.09. The Trustee is subject to TIA 310(b).

SECTION  7.11  PREFERENTIAL  COLLECTION  OF  CLAIMS  AGAINST  COMPANY.

Upon and so long as the Indenture is qualified under the TIA, the Trustee is subject to TIA 311(a), excluding any creditor relationship listed in TIA 311(b). A Trustee who has resigned or been removed is subject to TIA 311(a) to the extent indicated.

                                    ARTICLE 8

                           SATISFACTION AND DISCHARGE
                           --------------------------

SECTION  8.01  SATISFACTION  AND  DISCHARGE  OF  INDENTURE.

This Indenture shall cease to be of further effect (except as to any surviving rights of conversion, registration of transfer or exchange of Securities herein expressly provided for), and the Trustee, on demand of and at expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

(1)     either

(a) all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.07 and (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 8.04) have been delivered to the Trustee for cancellation; or

(b) all such Securities not theretofore delivered to the Trustee for cancellation

(i)     have  become  due  and  payable,  or

(ii) will become due and payable at their stated maturity within one year, or

(iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company in the case of (i), (ii), and (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay
and discharge the entire         indebtedness on such Securities not theretofore
delivered to the Trustee for cancellation, for Principal and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the stated maturity or redemption date, as the case may be;

(2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Holders under Section 4.01, to the Trustee under Section 7.07, and, if money shall have been deposited with the Trustee pursuant to subclause (B) of Clause (1) of this Section, the obligations of the Trustee under Section 8.02 shall survive.

SECTION  8.02  APPLICATION  OF  TRUST  MONEY.

The Trustee or Paying Agent shall hold in trust, for the benefit of the Holders, all money and U.S. Government Obligations deposited with it pursuant to Section
8.01. It shall apply the deposited money and money from U.S. Government Obligations in accordance with this Indenture to the payment of the Principal and interest on the Securities. Money and U.S. Government Obligations so held in trust (i) are not subject to Article 11, and (ii) are subject to the Trustee's rights under Section 7.07.

SECTION  8.03  REINSTATEMENT.

If the Trustee or Paying Agent is unable to apply any money or U.S. Obligations in accordance with Section 8.01 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8, until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.01; provided, however, that if the Company makes any payment of Principal of or interest on any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent after payment in full to the Holders.

SECTION  8.04  REPAYMENT  TO  COMPANY.

The Trustee and Paying Agent shall promptly turn over to the Company upon request any excess money or U.S. Government Obligations held by them at any time. All money deposited with the Trustee pursuant to Section 8.01 (and held by it or a Paying Agent) for the payment of Securities subsequently converted shall be returned to the Company upon request.

The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for payment of Principal or interest that remains unclaimed for two years after the right to such money has matured. After payment to the Company, Securityholders entitled to the money shall look to the Company for payment as unsecured general creditors unless an abandoned property law designates another Person.

                                    ARTICLE 9

                                   AMENDMENTS

SECTION  9.01  WITHOUT  CONSENT  OF  HOLDERS.

The Company and the Trustee may amend this Indenture or the Securities without the consent of any Securityholder:

(1)     to  cure  any  ambiguity,  defect  or  inconsistency;

(2)     to  comply  with  Sections  5.01  and  10.17;  or

(3) to make any change that does not adversely affect the rights of any Securityholder.

SECTION  9.02  WITH  CONSENT  OF  HOLDERS.

The Company and the Trustee may amend this Indenture or the Securities with the written consent of the Holders of at least a majority in Principal amount of the Securities. However, without the consent of each Securityholder affected, an amendment under this Section may not:

(1) reduce the amount of Securities whose Holders must consent to an amendment;

(2) reduce the interest on or change the time for payment of interest on any Security;

(3)     reduce  the  Principal  of or change the fixed maturity of any Security;

(4) reduce the premium payable upon the redemption of any Security or change the time at which any Security may or shall be redeemed;

(5) make any Security payable in money other than that stated in the Security;

(6)     make  any  change  in  Section  6.04,  6.07  or  9.02 (second sentence);

(7) make any change that adversely affects the right to convert any Security; or

(8) make any change in Article 11 that adversely affects the rights of any Securityholder.

It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

An amendment under this Section may not make any change that adversely affects the rights under Article 11 of any holder of an issue of Senior Debt unless the holders of the issue pursuant to its terms consent to the change.

SECTION  9.03  COMPLIANCE  WITH  TRUST  INDENTURE  ACT.

Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect[, so long as the Indenture and Securities are subject to the TIA].

SECTION  9.04  REVOCATION  AND  EFFECT  OF  CONSENTS  AND  WAIVERS.

A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Securityholder.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

SECTION  9.05  NOTICE  OF  AMENDMENT;  NOTATION  ON  OR  EXCHANGE OF SECURITIES.

After any amendment under this Article becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Article. The Company or the Trustee may place an appropriate notation about an amendment or waiver on any Security thereafter authenticated. The Company may issue in exchange for affected Securities new Securities that reflect the amendment or waiver.

SECTION  9.06  TRUSTEE  PROTECTED.

The Trustee need not sign any supplemental indenture that adversely affects its rights.

                                   ARTICLE 10

                                   CONVERSION
                                   ----------

SECTION  10.01  NONCONVERTIBILITY.

The  securities  are  not  convertible  to  the  common  stock  of  the Company.

SECTION  10.02  DETACHABLE  WARRANTS.

No detachable warrants of any type are attached to the Securities, under this indenture agreement.

                                   ARTICLE 11

                                  SUBORDINATION
                                  -------------

SECTION  11.01  SECURITIES  SUBORDINATED  TO  SENIOR  DEBT.

The rights of Holders to payment of the principal of and interest on the Securities is subordinated to the rights of holders of Senior Debt of the Company, to the extent and in the manner provided in this Article 11.

SECTION 11.02 SECURITIES SUBORDINATED UPON DISSOLUTION, WINDING-UP, LIQUIDATION, OR REORGANIZATION.

Upon  any  Distribution  in  any  Proceeding,

(1) any Distribution to which the Holders are entitled (by set-off or otherwise) shall be paid directly to the holders of Senior Debt to the extent necessary to make payment in full of all Senior Debt remaining unpaid after giving effect to all Distributions to or for the benefit of the holders of Senior Debt; and

(2) in the event that any Distribution is received by the Trustee before all Senior Debt is paid in full, such Distribution shall be held in trust by the Trustee for the benefit of the holders of Senior Debt to the extent necessary to make payment in full of all Senior Debt remaining unpaid after giving effect to all payments and distributions to the holders of Senior Debt.

SECTION  11.03  NO  PAYMENT  ON  SECURITIES  IN  CERTAIN  CIRCUMSTANCES.

The Company shall not, directly or indirectly (other than in capital stock of the Company) pay any principal of or interest on, redeem or repurchase any of the Securities (i) after any Senior Debt becomes due and payable, unless and until all such Senior Debt shall first be paid in full or (ii) after a Senior Debt Payment Default, unless and until such Senior Debt Payment Default has been cured, waived, or otherwise has ceased to exist.

After a Senior Debt Default Notice is given to the Company and the Trustee, no payment of any principal of or interest on the Securities may be made, directly or indirectly by the Company during the Payment Blockage Period. Unless the Senior Debt in respect of which the Senior Debt Default Notice has been given has been declared due and payable in its entirety within the Payment Blockage Period, at the end of the Payment Blockage Period, the Company shall pay all sums not paid to the Holders during the Payment Blockage Period and resume all other payments as and when due. Any number of Senior Debt Default Notices may be given; provided, however, that [as to any issue of Senior Debt] (i) not more than one Senior Debt Default Notice shall be given within a period of any [366] consecutive days, and (ii) no specific act, omission, or condition that gave rise to a default that existed upon the date of such Senior Debt Default Notice or the commencement of such Payment Blockage Period (whether or not such default applies to the same issue of Senior Debt) shall be made the basis for the commencement of any other Payment Blockage Period.

If any Distribution, payment or deposit to redeem, defease or acquire any of the Securities shall have been received by the Trustee at a time when such Distribution was prohibited by the provisions of this Section 11.03, then, unless such Distribution is no longer prohibited by this Section 11.03, such Distribution shall be received and held in trust by the Trustee for the benefit of the holders of Senior Debt, and shall be paid or delivered by the Trustee to the holders of Senior Debt for application to the payment of all Senior Debt.

SECTION  11.04  SUBROGATION.

The Holders shall not have any subrogation or other rights of recourse to any security in respect of any Senior Debt until such time as all Senior Debt shall have been paid in full. Upon the payment in full of all Senior Debt, the Holders shall be subrogated to the rights of the holders of Senior Debt to receive Distributions applicable to Senior Debt until all amounts owing in respect of the Securities shall be so paid. No Distributions to the holders of Senior Debt which otherwise would have been made to the Holders shall, as between the Company and the Holders, be deemed to be payment by the Company to or on account of Senior Debt.

If any Distribution to which the Holders would otherwise have been entitled shall have been applied pursuant to the provisions of this Article to the payment of Senior Debt, then the Holders shall be entitled to receive from the holders of such Senior Debt any Distributions received by such holders of Senior Debt in excess of the amount sufficient to pay all principal and interest payable on such Senior Debt to the extent provided herein.

SECTION  11.05  OBLIGATIONS  OF  THE  COMPANY  UNCONDITIONAL.

This Article defines the relative rights of the Holders and holders of Senior Debt. Nothing in this Indenture is intended to or shall impair, as between the Company and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of and interest on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company, other than the holders of Senior Debt, nor shall anything herein or in the Securities prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article 11, of the holders of Senior Debt in respect of any Distribution received upon the exercise of any such remedy. If the Company fails because of this Article to pay principal of or interest on a Security on the due date, the failure is still a Default. Upon any Distribution, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which the Proceeding is pending, or a certificate of the liquidating trustee or agent or other Person making any Distribution for the purpose of ascertaining the Persons entitled to participate in such Distribution, the holders of Senior Debt and other Debt of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 11.

SECTION  11.06  TRUSTEE  AND  PAYING  AGENT  ENTITLED  TO  ASSUME  PAYMENTS  NOT
PROHIBITED  IN  ABSENCE  OF  NOTICE.

The Trustee shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee, unless and until the Trustee shall have received, no later than 30 Business Day[s] prior to such payment, written notice thereof from the Company or from one or more holders of Senior Debt and, prior to the receipt of any such written notice, the Trustee, shall be entitled in all respects conclusively to presume that no such fact exists. Unless the Trustee shall have received the notice provided for in the preceding sentence, the Trustee shall have full power and authority to receive such payment and to apply the same to the purpose for which it was received, and shall not be affected by any notice to the contrary which may be received by it on or after such date. The foregoing shall not apply to any Affiliate of the Company acting as Paying Agent.

SECTION  11.07  DEFEASANCE.

Amounts  deposited  in trust with the Trustee pursuant to and in accordance with
Article 8 and not prohibited to be deposited under Section 11.03 when deposited shall not be subject to the subordination provisions of this Article.

SECTION 11.08 SUBORDINATION RIGHTS NOT IMPAIRED BY ACTS OR OMISSIONS OF THE COMPANY OR HOLDERS OF SENIOR DEBT.

No right of any holder of any Senior Debt established in this Article 11 shall at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any failure by the Company to comply with the terms of this Indenture or by any modification of the terms of any Senior Debt.

SECTION  11.09  RIGHT  TO  HOLD  SENIOR  DEBT.

The Trustee is entitled to all of the rights set forth in this Article 11 in respect of any Senior Debt at any time held by it to the same extent as any other holder of Senior Debt.

SECTION 11.10 NO FIDUCIARY DUTY OF TRUSTEE OR SECURITYHOLDERS TO HOLDERS OF SENIOR DEBT.

Neither the Trustee nor the Holders owes any fiduciary duty to the holders of Senior Debt. Neither the Trustee nor the Holders shall be liable to any holder of Senior Debt in the event that the Trustee, acting in good faith, shall pay over or distribute to the Holders, the Company, or any other Person, any property to which any holders of Senior Debt are entitled by virtue of this Article or otherwise. Nothing contained in this Section 11. 10 shall affect the obligation of any other such Person to hold such payment for the benefit of, and to pay such payment over to, the holders of Senior Debt.

SECTION  11.11  DISTRIBUTION  TO  HOLDERS  OF  SENIOR  DEBT.

Any Distribution otherwise payable to the holders of the Securities made to holders of Senior Debt pursuant to this Article shall be made to such holders of Senior Debt ratably according to the respective amount of Senior Debt held by each.

SECTION 11.12 TRUSTEE'S RIGHTS TO COMPENSATION, REIMBURSEMENT OF EXPENSES AND INDEMNIFICATION.

The Trustee's rights to compensation, reimbursement of expenses and indemnification are not subordinated.

SECTION  11.13  EXCEPTION  FOR  CERTAIN  DISTRIBUTIONS.

The rights of holders of Senior Debt under this Article do not extend (a) to any Distribution to the extent applied to the Trustee's rights to compensation, reimbursement of expenses or indemnification or (b) to (i) securities which are subordinated to the securities distributed to the holders of Senior Debt on terms no less favorable to the holders of Senior Debt than the provisions of this Article, or (ii) Distributions under any plan approved by the court in any Proceeding.

SECTION  11.14  CERTAIN  DEFINITIONS.

As  used  in  this  Article  11,

"Distribution" means any payment or distribution of assets or securities of the Company of any kind or character from any source, whether in cash, securities or other property made by the Company, liquidating trustee or agent or any other person whether pursuant to a plan or otherwise.

"Payment Blockage Period" means the period beginning when a Senior Debt Default Notice is given and ending (a) when the default identified in the Senior Debt Default Notice is cured, waived or otherwise ceases to exist or (b) after [179 or fewer] days, whichever occurs first.

"Proceeding" means a liquidation, dissolution, bankruptcy, insolvency, receivership or similar proceeding under Bankruptcy Law, an assignment for the benefit of creditors or any marshalling of assets or liabilities and does not include any transaction permitted by and made in compliance with Article 5.

"Senior Debt Default Notice" means any notice of a default (other than a Senior Debt Payment Default) that permits the holders of any Senior Debt to declare such Senior Debt due and payable.

"Senior Debt Payment Default" means a default in the payment of any principal of or interest on any Senior Debt.

"Trustee"  for  purposes  of  this  Article  11  includes  a  Paying  Agent.

                                   ARTICLE 12

                                  MISCELLANEOUS
                                  -------------

SECTION  12.01  NOTICES.

Any notice by one party to the other shall be in writing and sent to the other's address stated in Section 12.09. The notice is duly given if it is delivered in Person or sent by facsimile transmission or first-class mail.

A party by notice to the other party may designate additional or different addresses for subsequent notices.

Any notice sent to a Securityholder shall be mailed by first-class letter mailed to his address shown on the register kept by the Transfer Agent. Failure to mail a notice to a Securityholder or any defect in a notice mailed to a Securityholder shall not affect the sufficiency of the notice mailed to other Securityholders.

If a notice is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it. If the Company mails a notice to Securityholders, it shall mail a copy to the Trustee and each Agent at the same time.

A  "notice"  includes  any  communication  required  by  this  Indenture.

SECTION  12.02  COMMUNICATION  BY  HOLDERS  WITH  OTHER  HOLDERS.

Securityholders may communicate pursuant to TIA 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, and Registrar and anyone else shall have the protection of TIA 312(c).

SECTION  12.03  CERTIFICATE  AND  OPINION  AS  TO  CONDITIONS  PRECEDENT.

Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION  12.04  STATEMENTS  REQUIRED  IN  CERTIFICATE  OR  OPINION.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1) a statement that the Person making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

SECTION  12.05  RULES  BY  TRUSTEE  AND  AGENTS.

A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.

SECTION  12.06  LEGAL  HOLIDAYS.

A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions are not required to be open. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

SECTION  12.07  NO  RECOURSE  AGAINST  OTHERS.

A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.

SECTION  12.08  DUPLICATE  ORIGINALS.

The parties may sign any number of copies, and may execute such in counterparts, of this Indenture. One signed copy is enough to prove this Indenture.

SECTION  12.09  VARIABLE  PROVISIONS.

"Officer" means the President, any Vice-President, the Treasurer, the Secretary, any Assistant Treasurer or any Assistant Secretary of the Company.

The Company initially appoints the Trustee as Registrar, Paying Agent and Conversion Agent.

The first certificate pursuant to Section 4.03 shall be for the fiscal year ending on December 31, 2000.

The reporting date for Section 7.06 is of each year. The first reporting date is February 16, 2000.

The  Trustee  shall  always  have  a  combined  capital  and surplus of at least
$150,000.00 as set forth in its most recent published annual report of condition. The Trustee will be deemed to be in compliance with the capital and surplus requirement set forth in the preceding sentence if its obligations are guaranteed by a Person which could otherwise act as Trustee hereunder and which meets such capital and surplus requirement and the Trustee has at least the
                                                        ------------------------
minimum  capital  and  surplus  required  by  TIA  310(a)(2).
    ---------------------------------------------------------

In determining whether the Trustee has a conflicting interest as defined in TIA 310(b)(1), the following is excluded:
Any  Indenture  issued  to Trustee and held in trust pursuant to this agreement.

Senior  Debt  does  not  include:

(1)     the  debentures  described  in  the  preceding  paragraph;

(2)     the  Company's  Corporate  Bond Series 1, Floating Rate Notes 1999-2024;
and

(3) the Company's subordinated guarantee of the Corporate Bond Series 1, Floating Rate Notes 1999-2024.

The Securities are not senior in right of payment to the foregoing debt securities of the Company.

The  Company's  address  is:

Intercontinental Capital & Investment Fund, Inc., P. O. Box 15155, Ft. Worth, Texas 76119, Telephone No.:
817/534-7305.

The  Trustee's  address  is:

Nevada First Holding Inc., 5130 South Pecos Road, Suite 2C Las Vegas, NV 89120. Telephone No.: (702)-320-5315

SECTION  12.10  GOVERNING  LAW.

The laws of the State of Texas shall govern this Indenture and the Securities without regard to principles of conflicts of law.

        [INTERCONTINENTAL CAPITAL & INVESTMENT FUND, INC. 01507389 SEAL]

Dated:     INTERCONTINENTAL  CAPITAL  &
           INVESTMENT  FUND,  INC.

By:  /s/  Boniface  Suleman  Odiodio
     -------------------------------
          Boniface  Suleman  Odiodio
President
Dated: 04-27-1999

                                              Attest: /s/ David M. Swanner Jr.
                                                      David M. Swanner Jr.
                                                      _________________________
                                                      Secretary

  /S/ Wayne A. McMiniment
  ___________________________
NEVADA  FIRST  HOLDING INC.
By:  It's General Manager
     Wayne A. McMiniment

Dated: 04-27-1999

Notary Seal

Sworn to before me this 29 day of April, 1999, Notary Public for the State of Nevada. My Commission Expire December 7, 1999.


Seal
                                          /s/ Shelley Stepanek
[NOTARY PUBLIC SEAL - NEVADA]             --------------------------------------
                                          Notary